UNITED STATED SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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G&K SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

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G&K SERVICES, INC.
5995 Opus Parkway
Minnetonka, Minnesota 55343
Notice of Annual Meeting of Shareholders Thursday, November 16, 2006
To the Shareholders of G&K Services, Inc.:
Please take notice that the Annual Meeting of Shareholders of G&K Services, Inc. will be held, pursuant to due call by our Board of Directors, at the Marquette Hotel, 710 Marquette Avenue, Universe Meeting Room, 50th Floor, IDS Building, Minneapolis, Minnesota, on Thursday, November 16, 2006, at 10:00 a.m. Central Standard Time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:
1.	To elect three “Class II” directors to serve for terms of three years;

2.	To approve our 2006 Equity Incentive Plan;

3.	To approve an amendment to our Amended and Restated Bylaws to require a quorum to consist of a majority of the voting power of the issued and outstanding shares and to clarify authority to adjourn meetings when a quorum is not present;

4.	To ratify the appointment of Ernst & Young LLP, Independent Registered Public Accounting Firm, as our independent auditors for fiscal 2007; and

5.	To transact any other business as may properly come before the meeting or any adjournments thereof.
Pursuant to action of the Board of Directors, shareholders of record on September 18, 2006 will be entitled to vote at the meeting or any adjournments thereof.
A proxy for the meeting is enclosed. You are requested to fill in and sign the proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope.
By Order of the Board of Directors
G&K Services, Inc.

/s/ David F. Fisher David F. Fisher Vice President, General Counsel and Corporate Secretary
October 2, 2006

P R O P O S A L N U M B E R 1
P R O P O S A L N U M B E R 2
P R O P O S A L N U M B E R 3
P R O P O S A L N U M B E R 4
O T H E R M A T T E R S

Proxy Statement of G&K Services, Inc.
Annual Meeting of Shareholders to be Held Thursday. November 16, 2006
Voting by Proxy and Revocation of Proxies
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of G&K Services, Inc. to be used at the annual meeting of our shareholders to be held Thursday, November 16, 2006 at 10:00 a.m. Central Standard Time, at the Marquette Hotel, 710 Marquette Avenue, Universe Meeting Room, 50th Floor, IDS Building, Minneapolis, Minnesota, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:
1.	To elect three “Class II” directors to serve for terms of three years;

2.	To approve our 2006 Equity Incentive Plan;

3.	To approve an amendment to our Amended and Restated Bylaws to require a quorum to consist of a majority of the voting power of the issued and outstanding shares and clarify authority to adjourn meetings when a quorum is not present;

4.	To ratify the appointment of Ernst & Young LLP, Independent Registered Public Accounting Firm, as our independent auditors for fiscal 2007; and

5.	To transact any other business as may properly come before the meeting or any adjournments thereof.
The approximate date on which this proxy statement and the accompanying proxy were first sent or given to shareholders was October 2, 2006.
Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement may revoke the same at any time prior to its use and prior to the annual meeting by giving notice of such revocation to the company in writing, in open meeting or by executing and delivering a new proxy to our Corporate Secretary. Unless so revoked, the shares represented by each proxy will be voted at the annual meeting and at any adjournments thereof. Mere presence at the annual meeting by a shareholder who has signed a proxy does not, alone, revoke that proxy; revocation would have to be announced by the shareholder at the time of the meeting. All shares which are entitled to vote and are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting and any adjournments thereof.
Voting Procedures
The company has one class of voting securities outstanding: Class A Common Stock, $0.50 par value per share, of which 21,283,816 shares, were outstanding as of the close of business on September 18, 2006, the record date for the annual meeting. Each share of Class A Common Stock is entitled to one vote on each matter put to a vote of shareholders. Our Class A Common Stock is referred to in this proxy statement as common stock. Only shareholders of record at the close of business on the record date for the annual meeting will be entitled to vote at the annual meeting or any adjournments thereof. A quorum, consisting of the holders of one-third of the stock issued and outstanding and entitled to vote at the annual meeting and the presence of such shareholders shall be requisite for the transaction of business; such quorum must be present, either in person or represented by proxy, for the transaction of business at the annual meeting, except as otherwise required by law, our Amended and Restated Articles of Incorporation or our Amended and Restated Bylaws.
All shares entitled to vote and represented by properly executed proxies received prior to the annual meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by our Board of Directors.
A plurality of votes cast is required for the election of each director in Proposal No. 1. Each other Proposal requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of shares present and entitled to vote on that item of business, or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the annual meeting.
A shareholder who abstains with respect to any proposal is considered to be present and entitled to vote on that proposal, and is effectively casting a negative vote. A shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any proposal shall not be considered present and entitled to vote on that proposal.
The Board of Directors unanimously recommends that you vote “FOR” the election of each director nominee named in this proxy statement, “FOR” the approval the 2006 Equity Incentive Plan, “FOR” the approval of the proposed amendments to our Amended and Restated Bylaws and “FOR” the ratification of Ernst & Young LLP’s appointment as our independent accountant for fiscal 2007.
P R O P O S A L   N U M B E R   1:
Election of Class II Directors
Pursuant to our articles of incorporation, our management and business affairs are vested in a Board of Directors to be comprised of not less than three and not more than 12 directors and our bylaws state that the number of directors shall be established by resolution of the Board of Directors.

Presently, our Board of Directors consists of nine directors. Pursuant to our articles of incorporation, these directors are divided into three classes, designated as Class I, Class II and Class III, respectively, and are elected to serve for staggered three-year terms of office that expire in successive years. The current terms of office for the directors in Class I, Class II and Class III expire, respectively, at the 2008, 2006 and 2007 annual shareholders’ meetings.
Messrs. Richard L. Marcantonio and Paul Baszucki and Ms. Alice M. Richter, each of whom currently serves as a Class II director, have been nominated by the Board of Directors to serve as our Class II directors for a three-year term commencing immediately following the annual meeting and expiring at our 2009 annual shareholders’ meeting, or until his or her successor is elected and qualified. If elected, each nominee has consented to serve as a Class II director.
Set forth below is information regarding the three individuals nominated for election to our Board of Directors as Class II directors, which includes information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date of this Proxy Statement.

Name (and Age) of	Principal Occupation, Past Five Years	Director
Director/ Nominee	Business Experience and Directorships in Public Companies	Since

Class II Nominees:
Richard L. Marcantonio (56)	Mr. Marcantonio has served as our Chairman of the Board and Chief Executive Officer since November 10, 2005. Prior thereto, Mr. Marcantonio was our President and Chief Executive Officer since January 1, 2004, and our President and Chief Operating Officer since July 15, 2002. Mr. Marcantonio has served as a director of the company since November 6, 2003. Prior to joining the company, Mr. Marcantonio served as President of the Industrial and Service Sectors at Ecolab, Inc., a leading global developer and marketer of cleaning and maintenance products, from March 2002 until July 15, 2002. Mr. Marcantonio served as Senior and/or Executive Vice President of Ecolab’s industrial group from March 1997 until December 2000, and served as Executive Vice President of Ecolab’s Industrial and Service Sectors from January 2001 until March 2002. Prior to his employment at Ecolab, Mr. Marcantonio served in senior management, sales and marketing positions at Keebler Company, a subsidiary of United Biscuits (Holdings) plc. Mr. Marcantonio also served as President and Chief Executive Officer of Specialty Brands, another subsidiary of United Biscuits (Holdings) plc. Mr. Marcantonio serves as a director and member of the Audit Committee of the H.B. Fuller Company, a worldwide manufacturer of adhesives, sealants, coatings, paints and other specialty chemicals. Mr. Marcantonio is also a member of the Board of Directors of Minnesota Public Radio.	2003

Paul Baszucki (66)	Mr. Baszucki is a director of the company, and serves as a member of the Corporate Governance Committee of our Board of Directors. Mr. Baszucki served as a director and Chair of the Board of Directors of Norstan, Inc., from May 1997 until December 2004, and as its Chief Executive Officer from 1986 until May 1997, and again from December 1999 to October 2000. Mr. Baszucki also serves as a director and member of the Audit Committee of WSI Industries, Inc., a precision contract machining company primarily servicing the aerospace/avionics industry and recreational vehicles markets. Mr. Baszucki has been a director of WSI Industries since 1988.	1994

Alice M. Richter (53)	Ms. Richter is a director of the company, and serves as Chair of the Audit Committee of our Board of Directors. Ms. Richter is also our Audit Committee Financial Expert. Ms Richter has been retired since June 2001. Prior to her retirement, Ms. Richter was a certified public accountant with KPMG LLP for 26 years. Ms. Richter joined KPMG’s Minneapolis office in 1975 and was admitted to the KPMG partnership in 1987. During her tenure at KPMG, she served as the National Industry Director of KPMG’s U.S. Food and Beverage practice and has also served as a member of the Board of Trustees of the KPMG Foundation from 1991 to 2001. Ms. Richter is also the Chair of the Audit Committee of West Marine, Inc.	2003

Directors and Executive Officers of the Company

				Director
Name	Age	Title	Since	Term Expires

Richard L. Marcantonio	56	Chairman of the Board and Chief Executive Officer and Director (Class II)	2002	2006
Jeffrey L. Wright	44	Senior Vice President and Chief Financial Officer	1999	—
David F. Fisher	57	Vice President, General Counsel and Corporate Secretary	2004	—
Robert G. Wood	58	President, G&K Services Canada, Inc.	1998	—
David M. Miller	50	President, U.S. Rental Operations	2005	—
Thomas J. Dietz	42	Vice President and Controller	2006	—
Michael G. Allen	68	Director (Class I)	2001	2008
Paul Baszucki	66	Director (Class II)	1994	2006
John S. Bronson	58	Director (Class III)	2004	2007
J. Patrick Doyle	43	Director (Class I)	2005	2008
Wayne M. Fortun	57	Director (Class III)	1994	2007
Ernest J. Mrozek	53	Director (Class III)	2005	2007
M. Lenny Pippin	59	Presiding Director (Class I)	2001	2008
Alice M. Richter	53	Director (Class II)	2003	2006

Richard L. Marcantonio — See information under “Election of Class II Directors” above.

Jeffrey L. Wright — Mr. Wright has served as our Senior Vice President since January 2004 and as our Chief Financial Officer since 1999. Mr. Wright was our Secretary from February 1999 until May 2004, and served as our Treasurer from February 1999 until November 2001. Mr. Wright was employed with BMC Industries, Inc. from 1996 until the time he joined the company, serving as its Controller from 1996 to 1998 and its Treasurer from 1998 to 1999. From 1993 to 1996, Mr. Wright was Treasurer for Employee Benefit Plans, Inc. From 1984 to 1993, Mr. Wright was employed with Arthur Andersen & Co.

David F. Fisher — Mr. Fisher has served as our Vice President, General Counsel and Corporate Secretary since May 2004. Prior to joining the company, between April 2003 and August 2004, Mr. Fisher served as President and Chief Executive Officer of Internet Destination Sales System, LLC, a privately held software service provider. Between March 1999 until January 2003, Mr. Fisher was the Commissioner of Administration for the State of Minnesota, following which he was a private consultant (between January and April 2003). Mr. Fisher served as Vice President, General Counsel and Corporate Secretary for ADC Telecommunications, Inc., a manufacturer and distributor of communications equipment, from July 1994 until March 1999. Between August 1980 and July 1994, Mr. Fisher was the Vice President and Associate General Counsel of The Pillsbury Company, a food producer and distributor.

Robert G. Wood — Mr. Wood has served as President of G&K Services Canada, Inc. and affiliated entities since 1998, and as one of our Regional Vice Presidents between 1997 and 1998. Mr. Wood joined the company in 1995 as a General Manager and served as an Executive Vice President of the company from May 2000 until July 2002. Prior to joining the company, Mr. Wood was Vice President of Marketing and Director of Sales with Livingston International, Inc., where he spent 23 years in a variety of operating, sales, service and marketing positions.

David M. Miller — Mr. Miller has served as our President of U.S. Rental Operations since December 2005. Prior to joining the company, between July 2002 and December 2005, Mr. Miller held various positions with Strategic Equipment and Supply Corp., a provider of foodservice equipment and supplies, including its Corporate Executive Vice President Operations, its President — Northern Region and, most recently, its Chief Operating Officer. Prior to joining Strategic Equipment and Supply, between March 1993 and June 2002, Mr. Miller held various positions with LSG/Sky Chefs, including its Vice President Marketing, its Managing Director, its Vice President Operations and, most recently, its Senior Vice President Operations.

Thomas J. Dietz — Mr. Dietz has served as the company’s Vice President and Controller since July 2006. Mr. Dietz, who also served as the company’s Director of Financial Planning and Analysis between December 2004 and July 2006, has over 20 years of financial reporting and related experience. Prior to joining the company, between 1995 and 2004, Mr. Dietz was employed in various capacities with The St. Paul Companies, which is now known as The St. Paul Travelers Companies, Inc, including most recently as its Assistant Vice President of Financial Planning and Analysis.

Michael G. Allen — Mr. Allen is a director of the company, and serves as a member of the Audit Committee of our Board of Directors. Mr. Allen founded The Michael Allen Company, a Connecticut-based strategy development company, and has served as that company’s Founder and Chair since its inception in 1979. From 1974 to 1979, Mr. Allen served as Vice President of Corporate Strategy for General Electric.
Paul Baszucki — See information under “Election of Class II Directors” above.
John S. Bronson — Mr. Bronson is a director of the company and serves as a member of the Compensation Committee and the Corporate Governance Committee of our Board of Directors. Mr. Bronson was Senior Vice President, Human Resources from 1999 to 2003 for Williams-Sonoma, Inc., a specialty retailer of home furnishings. Prior to his employment with Williams-Sonoma, Inc., Mr. Bronson held several senior human resource-related management positions with PEPSICO, from 1979 to 1999, most recently as its Executive Vice President, Human Resources Worldwide for Pepsi-Cola Worldwide.
J. Patrick Doyle —Mr. Doyle is a director of the company and serves as a member of the Compensation Committee of our Board of Directors. Mr. Doyle currently serves as Executive Vice President of U.S. Store Operations for Domino’s Pizza, Inc., a position he has held since October 2004. Mr. Doyle served as Domino’s Executive Vice President of International Operations from May 1999 to October 2004, as Domino’s interim Executive Vice President, Build the Brand, from December 2000 to July 2001 and as Domino’s Senior Vice President of Marketing from the time he joined Domino’s in 1997 until May 1999. Prior to joining Domino’s, Mr. Doyle served as Vice President and General Manager for the U.S. baby food business of Gerber Products Company.
Wayne M. Fortun — Mr. Fortun is a director of the Company, and serves as Chair of the Compensation Committee of our Board of Directors. Mr. Fortun has served as President and Chief Operating Officer of Hutchinson Technology, Inc., a world leader in precision manufacturing of suspension assemblies for disk drives, since 1983, and has served as Chief Executive Officer of that company since May 1996. Mr. Fortun also serves as a director of C.H. Robinson Worldwide, Inc., a global provider of multimodal transportation services and logistics solutions.
Ernest J. Mrozek — Mr. Mrozek is a director of the Company and serves as a member of the Audit Committee of our Board of Directors. Mr. Mrozek has served as President and Chief Financial Officer of The ServiceMaster Company, a residential and commercial service company, since January 2004. Mr. Mrozek joined ServiceMaster in 1987 and has held various senior positions in general management, operations and finance. Prior to joining ServiceMaster, Mr. Mrozek spent 11 years with Arthur Andersen & Co.
M. Lenny Pippin — Mr. Pippin is the Presiding Director of the Company, and serves as the chair of the Corporate Governance Committee of our Board of Directors. Mr. Pippin has served as President and Chief Executive Officer of The Schwan Food Company, a branded frozen-food company, since November 1999. Prior to joining Schwan’s, Mr. Pippin served as President and Chief Executive Officer of Lykes Brothers, Inc., a privately held corporation with operating divisions in the food, agriculture, transportation, energy and insurance industries.
Alice M. Richter — See information under “Election of Class II Directors” above.

Executive Compensation
The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by (i) our Chief Executive Officer; (ii) our four other most highly compensated executive officers who served as executive officers at the end of fiscal 2006 (the Named Executive Officers); and (iii) any person who would have otherwise been reported as an executive officer of the company but was no longer serving as an executive officer at the end of fiscal 2006.
Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation — Awards
						Securities
				Other Annual	Restricted	Underlying	All Other
	Fiscal			Compensation	Stock	Options (#	Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	($)(2)	Awards ($)(3)	of shares)	($)(4)

Richard L. Marcantonio	2006	620,188	617,602	137,793	300,790	21,000	84,645
Chairman and Chief	2005	591,327	961,548	144,521	177,681	14,640	42,172
Executive Officer	2004	535,579	158,106	176,706	—	17,220	36,301

Jeffrey L. Wright	2006	295,066	194,123	41,505	136,215	9,501	35,305
Senior Vice President and	2005	273,183	310,609	39,376	71,000	5,700	20,221
Chief Financial Officer	2004	271,472	71,094	57,183	—	10,002	19,292

Robert G. Wood	2006	405,861	192,391	41,406	105,679	7,500	2,144
President — G&K Services	2005	342,265	160,488	42,030	—	7,300	5,291
Canada, Inc.	2004	324,293	2,124	47,859	—	6,000	4,929

David F. Fisher	2006	224,186	120,593	12,690	58,868	4,101	23,887
Vice President,	2005	209,231	194,111	7,000	—	—	6,273
General Counsel and	2004	33,080	8,000	1,125	—	5,000	—
Corporate Secretary

David M. Miller(5)	2006	145,000	89,571	2,500	191,650	20,000	3,948
President, US Rental Operations

(1)	Includes cash compensation deferred at the election of the executive officer under the terms of our 401(k) Savings Incentive Plan and the Executive Deferred Compensation Plan.

(2)	In fiscal 2006, Mr. Marcantonio received reimbursement in the amount $56,434 for the payment of taxes on restricted stock, $40,000 in loan forgiveness and reimbursement of $17,720 for the payment of taxes on the forgiven portion of his loan. In fiscal 2006, the value of Mr. Marcantonio’s personal use of a company car was $18,043, he was reimbursed $2,225 for country club dues and $3,371 for financial planning services. Amounts shown for other executives include compensation relating to reimbursement for the payment of taxes resulting from the vesting of restricted stock awards granted prior to 2004 (for Messrs. Wood and Wright only), personal use of a company car and country club dues (for Mr. Wright only).

(3)	Amounts shown in this column reflect the dollar value (net of any consideration paid by the Named Executive Officer) of awards of restricted Class A common shares as of the date such awards were granted, calculated by multiplying (i) the difference between (A) the closing market price of unrestricted Class A Common Stock of the registrant on The Nasdaq Global Select Market on the date of grant, and (B) the consideration paid by the Named Executive Officer, by (ii) the number of shares awarded. As of July 1, 2006 the Named Executive Officers held the following as a result of grants under the 1989 Stock Option and Compensation Plan and/or the 1998 Stock Option and Compensation Plan: Mr. Marcantonio held 15,904 restricted shares with a total market value (net of any consideration paid by Mr. Marcantonio) of $543,007; Mr. Wright held 7,361 restricted shares at a market value (net of any consideration paid by Mr. Wright) of $251,166; Mr. Wood held 5,563 restricted shares with a total market value (net of any consideration paid by Mr. Wood) of $103,529; Mr. Fisher held 1,370 restricted shares with a total market value (net of any consideration paid by Mr. Fisher) of $56,690; and Mr. Miller held 5,000 restricted shares with a total market value (net of any consideration paid by Mr. Miller) of $171,500. Restricted stock awards vest in equal annual installments over five to seven years beginning on the first anniversary of the date of grant. Regular dividends are paid on the restricted shares. We have agreed to make certain payments to the recipients of restricted stock to cover the taxes payable by the recipients upon the vesting of the shares. See footnote 2 above.

(4)	Represents matching contributions by the company under our 401(k) Savings Incentive Plan (Mr. Marcantonio, $4,400; Mr. Wright, $4,457; Mr. Fisher, $1,766), Canadian Registered Pension Plan (Mr. Wood, $10,966) and the Executive Deferred

Compensation Plan (Mr. Marcantonio, $79,087; Mr. Wright, $30,283; Mr. Fisher, $20,963; Mr. Miller $3,625) and payment by the company of long-term disability insurance premiums (Mr. Marcantonio, $384; Mr. Wright, $384; Mr. Wood, $889; Mr. Fisher, $384; Mr. Miller, $167) and term life insurance premiums (Mr. Marcantonio, $774; Mr. Wright, $180; Mr. Wood, $1,183; Mr. Fisher, $774; Mr. Miller, $155).

(5)	Mr. Miller was first employed by the company in December 2005.

Option Grants In Last Fiscal Year
The following table sets forth the number of individual grants of Class A common stock options made during fiscal year 2006 to the Named Executive Officers:

						Potential Realizable Value
						at Assumed Annual Rates
						of Stock Price Appreciation
	Individual Grants					for Option Term
			Percent of Total
	Number of Shares		Options Granted to
	Underlying Options		Employees in Fiscal	Exercise or Base
Name	Granted		Year	Price ($/Share)(1)	Expiration Date	5% ($)(4)	10% ($)(4)

Richard L. Marcantonio	21,000	(2)	8.2	$42.97	9/01/2015	$567,495	$1,438,145
Jeffrey L. Wright	9,501	(2)	3.7	$42.97	9/01/2015	$256,751	$650,658
Robert G. Wood	7,500	(2)	2.9	$42.27	9/01/2015	$199,382	$505,275
David F. Fisher	4,101	(2)	1.6	$42.97	9/01/2015	$110,823	$280,849
David M. Miller	20,000	(3)	7.8	$38.33	12/19/2015	$540,472	$1,369,662

(1)	Amount represents the fair market value of our common stock on the date of grant.

(2)	Options were issued on September 1, 2005 and vest in equal annual installments over three years commencing on the first anniversary of the grant date.

(3)	Options were issued on December 19, 2005 and vest in equal annual installments over three years commencing on the first anniversary of the grant date.

(4)	The hypothetical potential appreciation shown in these columns for the Named Executive Officer is required by rules of the United States Securities Exchange Commission. These amounts represent neither the historical nor the anticipated future performance of our common stock price appreciation.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
The following table sets forth information as to the exercise of stock options, and the number and value of unexercised stock options, at fiscal 2006 year-end for each of the Named Executive Officers who owned such options during fiscal 2006:

			Number of Securities	Value of Unexercised
	Number of		Underlying Unexercised	in-the-Money
	Shares		Options at 7/1/06	Options at 7/1/06($)
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise	Realized($)	Unexercisable	Unexercisable

Richard L. Marcantonio	0	—	126,360/15,500	$317,860/$9,930
Jeffrey L. Wright	10,000	$152,096	33,467/7,134	$47,289/$5,768
Robert G. Wood	11,131	$166,540	14,794/6,866	$6,920/$3,460
David F. Fisher	0	—	3,333/5,768	$0/$0
David M. Miller	0	—	0/20,000	$0/$0

Pension Plan Table

	Years of Service
Remuneration ($)	1	5	10	15	20	25	30	35

200,000	3,333	16,667	33,333	50,000	66,667	83,333	100,000	100,000
300,000	5,000	25,000	50,000	75,000	100,000	125,000	150,000	150,000
400,000	6,667	33,333	66,667	100,000	133,333	166,667	200,000	200,000
500,000	8,333	41,667	83,333	125,000	166,667	208,333	250,000	250,000
600,000	10,000	50,000	100,000	150,000	200,000	250,000	300,000	300,000
700,000	11,667	58,333	116,667	175,000	233,333	291,667	350,000	350,000
800,000	13,333	66,667	133,333	200,000	266,667	333,333	400,000	400,000
900,000	15,000	75,000	150,000	225,000	300,000	375,000	450,000	450,000
1,000,000	16,667	83,333	166,667	250,000	333,333	416,667	500,000	500,000
1,100,000	18,333	91,667	183,333	275,000	366,667	458,333	550,000	550,000
1,200,000	20,000	100,000	200,000	300,000	400,000	500,000	600,000	600,000
1,300,000	21,667	108,333	216,667	325,000	433,333	541,667	650,000	650,000
1,400,000	23,333	116,667	233,333	350,000	466,667	583,333	700,000	700,000
1,500,000	25,000	125,000	250,000	375,000	500,000	625,000	750,000	750,000
1,600,000	26,667	133,333	266,667	400,000	533,333	666,667	800,000	800,000

With respect to the forgoing, benefits shown are the annual amounts payable at age 65 from the G&K Services, Inc. Pension Plan and Supplemental Executive Retirement Plan. The service shown is the number of years accrued through retirement at age 65. The remuneration is a five year average annual compensation as defined the Supplemental Executive Retirement Plan document determined at retirement at age 65
Retirement benefits are provided to our executive officers, including the Named Executive Officers, under an unfunded, non-qualified defined benefit pension plan known as the Supplemental Executive Retention Plan (SERP). Benefits under the SERP are offset by benefits under our defined benefit pension plan known as the G&K Services, Inc. Pension Plan. The SERP and the Pension Plan are collectively referred to as the Plans.
Effective December 31, 2006, benefits under the Plans will be frozen, meaning the accrual of future benefits under the Plans, including the SERP, will stop. Participants will be eligible for all retirement benefits earned as of that date, subject to applicable plan provisions. Beginning January 1, 2007, we will offer employees, including executive officers, enhanced benefits under our defined contribution plan and deferred compensation plan. The enhanced benefits include new company retirement contributions and an increase in company matching contributions. We will also offer additional transition contributions for employees closer to retirement age and longer service employees.
The table above sets forth the estimated annual straight life annuity benefits payable upon an executive’s retirement at age 65 under the Plans, for various compensation and years of service categories. Benefits under the Plans are not reduced by Social Security benefits. The Plans take into account the average annual salary and bonus shown in the Summary Compensation Table paid during the five consecutive calendar years in which such amounts were highest (within the past 10 years). Amounts shown in the table give effect to the freeze of benefits as of December 31, 2006. The number of years of service credited for Messrs. Marcantonio, Wright, Fisher and Miller as of July 1, 2006 were 5 years, 7 years, 3 years and 1 year, respectively. Because participation is limited to U.S. employees, Mr. Wood, who serves as President – G&K Services, Canada, Inc., is not eligible to participate in the Plans.
Employment Agreements
We entered into Executive Employment Agreements for an indefinite term with each of Mr. Wright, effective January 1, 2001, Mr. Marcantonio, effective as of July 15, 2002, Mr. Wood, effective as of January 1, 2001, Mr. Fisher effective May 10, 2004 and Mr. Miller effective December 19, 2005. Under our agreement with Mr. Marcantonio, he initially served as our President and Chief Operating Officer. Mr. Marcantonio currently serves as our Chairman of the Board and Chief Executive Officer. Each of these agreements will terminate upon the death, disability or retirement of the respective executive and provides that employment may be terminated at any time by us or by the executive upon 30 days notice. If we terminate the agreement without “cause” or the executive terminates the agreement for “good reason,” and the terminated executive executes a written release form, the executive is then entitled to receive the compensation and benefits provided under his agreement for a period of 11 months, except that Mr. Marcantonio will be entitled to receive compensation and benefits for a period of 12 months. The agreements provide for a limitation on any severance payment so as not to be considered an “Excess Parachute Payment” under section 280G of the Internal Revenue Code of 1986, as amended. Each agreement also provides that if within one year of any “change in control” of the company, either (1) the company terminates the executive for any reason other than for cause, or (2) the executive terminates his employment for good reason, then the executive is entitled to:
1.	continuation of compensation and benefits for 11 months following termination, except that Mr. Marcantonio will be entitled to continuation of compensation and benefits for 12 months;

2.	reimbursement of all reasonable outplacement expenses up to $12,000 for up to six months following termination; and

3.	in certain cases, an acceleration of incentives (the acceleration of incentives for Messrs. Marcantonio and Wright are contained in separate change of control agreements).
The agreements define “cause” as, among other things: (1) the failure or refusal to perform duties, (2) indictment or conviction of a felony, (3) drunkenness or abuse of drugs, (4) material dishonesty, or (5) gross negligence or willful misconduct. The agreements define “good reason” as, among other things: (1) an adverse involuntary change in the executive’s status or position as one of our executive officers, (2) a material adverse change in the executive’s compensation, (3) our requiring the executive to be based anywhere other than where the executive’s office is located as of the day before a change in control, or (4) purported termination by us of the agreement or the employment of the executive.
Each of Messrs. Marcantonio, Wright, Wood, Fisher and Miller has agreed that for a period of 18 months following the termination of employment with the company, he will not among other things, (1) compete against the company within specified geographic areas, (2) obtain any ownership interest in any competitor or become employed by any competitor, (3) encourage any employees of the company to cease employment with the company, or to violate the terms of their employment contracts with the company, or (4) attempt to take away any customers of the company. Each has also agreed not to disclose any confidential company information at any time before or after termination of his employment.
The Agreements define “change in control” as (1) any person or group gaining control of 30% or more of the voting shares of the company, (2) a change in the majority of our Board of Directors in any two year period, or (3) the approval by our shareholders of an agreement to merge or consolidate with another company, or an agreement to sell or otherwise dispose of all or substantially all of our assets (including a plan of liquidation).
On August 24, 2006, our Board of Directors authorized the company to make certain clarifying changes to Mr. Marcantonio’s Executive Employment Agreement and the form of equity grant agreement pursuant to which the Company has previously and expects to make future equity grants to Mr. Marcantonio, certain of which were necessitated by the provisions of Section 409A of the Internal Revenue Code.
Previously, our agreements with Mr. Marcantonio did not clearly address the exercise period for unvested stock options granted to Mr. Marcantonio that would continue to vest after his retirement under certain circumstances. In addition, Mr. Marcantonio’s agreements were unclear as to the exercise period following termination of employment for certain vested options. In light of the foregoing, with respect to future equity grants, in the event that Mr. Marcantonio gives 12 months’ advance notice of retirement, the board provided that all restricted stock and stock options issued to Mr. Marcantonio will vest, or restrictions lapse, as of the date of retirement or termination and that the exercise period of stock options will continue until the end of their original fixed term (generally 10 years). Further, in the event that Mr. Marcantonio gives 12 months advance notice, the board extended the option exercise period of any previously issued vested or unvested stock option existing at time of retirement or termination to the later of the last day of the calendar year in which the option period would have expired, or a date two and a half months after the option period would have expired.
Director Compensation
During fiscal 2006, we paid each director who was not otherwise employed by us an annual fee of $32,000, along with a $2,000 fee for each meeting of the Board of Directors attended in person ($500 for those attended telephonically) and $1,000 for each committee meeting of the Board of Directors attended in person ($500 for those attended telephonically). We also paid a $20,000 retainer to the

Presiding Director of our Board of Directors, $10,000 to the Chair of the Audit Committee and $5,000 each to the Chairs of the Governance and Compensation Committees.
In addition, directors who are not otherwise employed by us or our subsidiaries (non-employee directors) participate in our 1996 Director Stock Option Plan which provides for an annual grant to non-employee directors of options to purchase 1,500 shares at an option exercise price equal to the average of the closing prices of our Class A Common Stock during the ten business days preceding the date on which the option is granted. Each such option has a ten-year term and generally becomes exercisable on the first anniversary of the grant date. The 1996 plan also provides for annual grants to non-employee directors of 500 shares of Class A Common Stock. Such stock grants would be made on the first business day of each calendar year to non-employee directors serving at that time. Members who were serving as directors upon the original adoption of the 1996 plan received one-time grants of options to purchase 3,000 shares of Class A Common Stock upon such adoption and, thereafter, each new director has received a one-time grant of options to purchase 3,000 shares of Class A Common Stock upon his or her initial election to our Board of Directors. Each of the 3,000 share options has a ten-year term and vests in three equal installments on each of the first, second and third anniversaries of the grant date.
Each non-employee director is eligible to participate in our Amended and Restated Director Deferred Compensation Plan, under which the non-employee director may elect to defer all or part of his or her Board of Director fees and annual stock grants until the earlier of a specific date identified by the non-employee director or the termination of his or her services as a member of the board for any reason. The amount of any cash compensation deferred by a non-employee director is converted into a number of stock units, determined based upon the “average market value” (the average of the closing prices of our Class A Common Stock on the Nasdaq Global Select Market during the ten business days preceding the relevant valuation date), and is credited to a deferred compensation account maintained in his or her name. Deferred stock grants are converted on a share-for-share basis on the date of deferral and also credited to the Non-Employee Director’s account. The account will be credited with additional stock units, also based on the Average Market Value, upon payment date for any dividends declared on the Company’s Class A Common Stock. At the end of the deferral period, the amounts accumulated in the deferred compensation account will be distributed in the form of Class A Common Stock equal to the number of whole stock units in the account and cash in lieu of any fractional shares (based on the Average Market Value as of the distribution date).
Stock Performance Graph
The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing the cumulative, five-year return to the Company’s shareholders (based on appreciation of the market price of the Company’s Common Stock) on an indexed basis with (1) a broad equity market index and (2) either an appropriate published industry or line-of-business index, or a peer group index constructed by the Company. The following graph summarizes the cumulative five-year return on $100 invested in (1) the Company’s Common Stock, (2) the Standard and Poor’s (“S&P”) 500 Stock Index, and (3) a nationally recognized group of companies in the uniform services industry (the “Peer Index”). The companies included in the Peer Index are Angelica Corporation, Cintas Corporation, G&K Services, Inc., UniFirst Corporation and Aramark Corporation.
The graph illustrates the cumulative values at the end of each succeeding fiscal year resulting from the change in the stock price, assuming dividend reinvestment.

*	$100 invested on 7/01/01 in stock or on 6/30/01 in index-including reinvestment of dividends. Index calculated on month-end basis.
P R O P O S A L   N U M B E R   2:
Approval of the 2006 Equity Incentive Plan
Our Board of Directors has approved the G&K Services, Inc. 2006 Equity Incentive Plan and recommends shareholder approval of the Plan. If approved, remaining shares available for future grants under the Amended and Restated 1996 Directors Stock Incentive Plan and the 1998 Stock Option and Compensation Plan, as amended (collectively, the Existing Plans) will be deauthorized so that no additional shares remain available under the Existing Plans. Under the 2006 Equity Incentive Plan, we have reserved for issuance 2,000,000 shares of our common stock; the net increase in share availability will be approximately 1,300,000 shares after we deauthorize the remaining shares under the Existing Plans.

We are seeking shareholder approval of the 2006 Equity Incentive Plan for a number of reasons. The Amended and Restated 1996 Directors Stock Incentive Plan expires in November 2006. The Management Stock Option and Compensation Plan is not expected to have share availability beyond the beginning of the annual grant cycle in August 2007. The near term unavailability of the Existing Plans means a new plan must be put in place for us to continue our equity compensation philosophy, which we believe is beneficial to our shareholders. We use equity compensation to motivate directors, key employees and others to provide an incentive to produce a superior return to our shareholders by offering an opportunity to participate in such gains, facilitating stock ownership and rewarding the achievement of a high level of performance. We also believe equity compensation is a significant component of our ability to attract, retain and motivate highly qualified individuals in a competitive market.
We currently anticipate that the 2006 Equity Incentive Plan will be sufficient for our needs for the next three to four years. Actual run rates and share usage may vary depending on a number of circumstances, such as mergers and acquisitions, changes in market compensation practices, organic expansion of our business, turnover among plan participants and other factors, some of which cannot be presently anticipated.
We believe the terms of the 2006 Equity Incentive Plan are beneficial to shareholders for a number of reasons:
•	The plan prohibits repricing without shareholder approval;

•	The plan prohibits reload options;

•	The plan requires options to be priced at fair market value on the grant date;

•	The requested number of authorized shares covers a relatively short expected duration, which:
o	minimizes undesirable consequences of share “overhang” (the total number of shares related to options and other equity awards granted but not exercised, plus shares available for grant, in relation to the total number of shares outstanding); and

o	gives shareholders the right to approve or reject future plans in the near term to prevent undesirable dilution or excessive share overhang
•	The deauthorization of shares available for future grants under the Existing Plans reduces share overhang and dilution;

•	The flexible nature of the plan gives us the ability to respond to market trends by enabling us to grant a wide variety of awards and adjust the mix of awards between option and restricted stock;

•	The plan does not include liberal share recycling provisions;

•	The plan does not allow the regrant of shares that are used for tax withholding or awards that are settled in cash; and

•	Awards of stock appreciation rights, restricted stock, restricted stock units, deferred stock units and stock cannot exceed 667,000 shares of the 2,000,000 authorized shares.
Description of Plan
The following is a summary description of the 2006 Equity Incentive Plan. The full text of the plan is attached as Annex A to this proxy statement, and the following description is qualified in its entirety by reference to the plan.
Plan Term. The plan will become effective upon approval by our shareholders. Under the plan, no Incentive Stock Options may be granted after the tenth anniversary of the date the plan becomes effective. Other awards can continue to be made until all available shares have been used.
Shares Authorized. The plan authorizes the issuance of 2,000,000 shares our Class A Common Stock (as that class may be renamed or redesignated). Awards of stock appreciation rights, restricted stock, restricted stock units, deferred stock units and stock cannot exceed 667,000 shares of the 2,000,000 authorized shares. The number of shares available for issuance under the plan will not be reduced for awards which are cancelled, or which expire or are forfeited, but will be reduced by the portion of awards settled in cash or withheld in connection with the exercise or settlement of an award (e.g., tax withholding). Net share counting will not be used to determine the number of shares available for awards. In addition, shares tendered in connection with the exercise of an award will not affect the number of shares available for issuance under the plan.
Eligibility. Our employees, prospective employees, directors or advisors and those of our affiliates selected by the committee (as described below) are eligible to become participants in the plan. Currently, we have approximately 9,600 employees and nine directors eligible for awards under the plan.
Award Types. The committee may grant awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares, performance units, stock awards, or any other stock-based award.
Individual Award Limits. Subject to certain anti-dilution and other adjustments, no employee may be granted in any calendar year awards covering more than 250,000 shares. In addition, the maximum amount payable to a participant under the plan for performance units cannot exceed $3,500,000 in any calendar year.
Administration. The plan is administered by the Compensation Committee of our Board of Directors or another committee of two or more directors established by the Board of Directors from time to time (the committee). Under stock exchange rules, members of the committee are required to satisfy the exchange’s standards for independence, subject to certain narrow exceptions. Subject to the provisions of the plan, the committee has the power:

•	to prescribe, amend and rescind rules and regulations relating to the plan and to define terms not otherwise defined therein;

•	to determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted and the timing of any such awards;

•	to grant awards to participants and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire;

•	to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•	to prescribe and amend the terms of the agreements or other communications evidencing awards made under the plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to us by participants under the plan;

•	to determine whether, and the extent to which, adjustments are required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off or dividend (other than regular, quarterly cash dividends);

•	to interpret and construe the plan, any rules and regulations under the plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for our benefit; and

•	to make all other determinations deemed necessary or advisable for the administration of the plan.
Stock Options. Stock options may be granted as non-qualified stock options or incentive stock options, and must be granted at a price no lower than the fair market value of the stock on the day of grant. Stock options may be exercised during a period of time fixed by the committee, except that no incentive stock option may be exercised more than ten years after the day it is granted. Otherwise, the committee has discretion to determine the number of shares subject to an option (subject to the plan’s stated limits), the vesting, expiration and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the plan. The exercise price of an option may be paid through various means acceptable to the committee, including in cash or, to the extent allowed by the committee, by delivering (either physically or by attestation) previously owned shares or by delivering to the company the proceeds of shares of the company’s stock issuable under an option. The plan prohibits repricing stock options without shareholder approval and prohibits granting stock options that include a reload feature. (When an option with this feature is exercised using shares of our common stock to pay the option exercise price, the participant receives a reload option to purchase the number of shares of common stock equal to the number of whole shares used by the participant to pay the purchase price of the original option.)
Stock Appreciation Rights. A stock appreciation right entitles a participant to receive a payment, in cash, common stock, or a combination of both, in an amount equal to the difference between the fair market value of the stock at the time of exercise and the exercise price of the award, which may not be lower than the fair market value of our common stock on the day of grant. Stock appreciation rights may be exercised during the period of time after the grant date fixed by the committee. Stock appreciation rights may be granted either in tandem with, or as a component of, other awards granted under the plan, or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights are generally subject to the same terms and limitations as options or, when granted in tandem with other awards, to the same terms as those other awards. Stock appreciation rights cannot be repriced without shareholder approval.
Restricted Stock, Restricted Stock Units, Deferred Stock Units and Stock Awards. An award of restricted stock consists of a specified number of shares of our common stock that are subject to restrictions on transfer, conditions of forfeiture, and any other terms and conditions for periods determined by the committee. Prior to the termination of the restrictions, a participant may vote and receive dividends on the restricted stock but may not sell or otherwise transfer the shares. The committee may also make stock awards of common stock without restrictions.
An award of restricted stock units entitles a participant to receive a specified number of shares of common stock upon the expiration of a stated vesting period. It may also include the right to dividend equivalents, if and as so determined by the committee. Unless the committee determines otherwise, once a restricted stock unit vests, the shares of common stock specified in the award will be issued to the participant. A participant who has been awarded restricted stock unit may not vote the shares of common stock subject to the units until the shares are issued. Until the vesting period applicable to a restricted stock unit award expires and the shares are issued, the participant also may not transfer or encumber any interest in the restricted stock unit or in any related dividend equivalents.
An award of deferred stock units entitles a participant to receive a specified number of shares of common stock at a specified time in the future. It may also include the right to dividend equivalents, if and as so determined by the committee. Unless the committee determines otherwise, at the specified future time, the shares of common stock specified in the award will be issued to the participant. A participant who has been awarded deferred stock unit may not vote the shares of common stock subject to the units until the shares are issued. Until the shares are issued, the participant also may not transfer or encumber any interest in the deferred stock unit or in any related dividend equivalents. The committee has discretion to determine the terms of any award of restricted stock, restricted stock unit, or deferred stock unit including the number of shares subject to the award (subject to the plan’s stated limits), and the minimum period, if any, over which the award may vest.

Performance Shares and Performance Units. A grant of performance shares or performance units entitles a participant to receive cash, common stock (which may be in the form of restricted stock or restricted stock unit), or a combination of both, based on the degree of achievement of pre-established performance targets over a performance cycle determined by the committee. The committee has discretion to determine the terms of any award of performance shares or performance units, including the maximum amount payable (subject to the plan’s stated limits), the performance period, performance criteria (which may be based on financial and/or operational performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on an award of performance shares or performance units prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the plan. The committee may specify that all or a portion of an award of performance shares or performance units is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code using “qualifying performance criteria” described below.
Qualifying Performance Criteria. The committee may establish performance criteria and the level of achievement versus such criteria that determines the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on qualifying performance criteria or other standards of financial performance and/or personal performance evaluations. In addition, the committee may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an award that is intended by the committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more qualifying performance criteria selected by the committee and specified at the time the award is granted. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may be reduced by the committee on the basis of such further considerations as the committee in its sole discretion shall determine.
Qualifying performance criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the committee in the award: (a) cash flow, (b) earnings per share of the company, (c) earnings before interest, taxes and amortization, (d) share price performance, (e) return on capital, (f) return on assets or net assets, (g) revenue, (h) net earnings or net income, (i) operating income or net operating income, (j) operating profit or net operating profit, (k) operating margin or profit margin, (l) return on operating revenue, (m) return on invested capital, (n) market segment share, (o) brand recognition/acceptance, (p) customer satisfaction, (q) return on equity, or (r) total shareholder return. The committee may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance cycle: (i) asset write-down, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or under provisions under tax laws, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganizations or restructuring programs, and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year. Any qualifying performance criteria must be objectively determinable, must be established by the committee while the outcome for the performance cycle is substantially uncertain and while no more than 90 days, or if less, 25% of the number of days in the performance cycle have passed, and must otherwise meet the requirements of Section 162(m) of the Code.
Transferability. Awards are not transferable or assignable unless provided otherwise by the committee. The committee may grant or amend an award to allow transfer or assignment to certain family members and in other limited circumstances.
Amendment and Termination. Our Board of Directors or the committee may modify, suspend, or terminate the plan, but may not, without the prior approval of our shareholders, make any change to the plan that increases the total amount of common stock which may be awarded (except to reflect changes in capitalization), increases the individual maximum award limits (except to reflect changes in capitalization), changes the class of persons eligible to participate, reduces the exercise price of outstanding stock options or stock appreciation rights, or otherwise amends the plan in any manner requiring shareholder approval by law or under the applicable exchange listing requirements.
International Participants. The committee has the authority to adjust the terms of the plan or awards to participants who reside or work outside the United States and who are not Named Executive Officers in order to conform to local law or to obtain any favorable tax treatment for the participant or the company or an affiliate.
Miscellaneous. On September 13, 2006, the closing market price of a share of our Class A Common Stock was $36.19. No stock option awards are outstanding under the 2006 Equity Incentive Plan.
Information about options granted in 2005 under the Existing Plans to the Chief Executive Officer and the four other most highly compensated executive officers can be found in the table under the heading “Option Grants in Last Fiscal Year” on page 7 of this proxy statement. In FY 2006, options covering 62,102 shares were granted to current executive officers as a group under the Existing Plans, and options covering 217,413 shares were granted under the Existing Plans to all employees (excluding executive officers) as a group.
Additional information about the plan and the Existing Plans pursuant to which awards in the form of shares of our common stock may be made to directors and employees is provided under “Equity Compensation Plan Information” on page 15 of this proxy statement.
No information can be provided with respect to options or awards that may be granted in the future under the plan. Such awards are within the discretion of the committee. The committee has not determined future awards or who might receive them.
Certain Federal Income Tax Consequences
The following discussion of the federal income tax consequences of the plan is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and may be amended or interpreted differently during the term of the plan or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.
Non-Qualified Stock Options. A participant who is granted a non-qualified stock option will not recognize income and we will not be allowed a deduction at the time the option is granted. When a participant exercises a non-qualified stock option, the difference between the exercise price and any higher market value of the stock on the date of exercise (the “stock option gains”) will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the company or a subsidiary. The company or a subsidiary is obligated to report and (if the participant is or was an employee) withhold on the amount of ordinary income. The capital gain holding period of the shares acquired will begin one day after the date the stock option is exercised. When a participant disposes of shares acquired by the exercise of the option, any amount received that is more than the fair market value of the shares on the exercise date will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the exercise date, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.
Incentive Stock Options. Only employees can be issued incentive stock options. An employee who is granted an incentive stock option also will not recognize income and the company will not be allowed a deduction at the time the option is granted. When a participant exercises an incentive stock option while employed by the company or a subsidiary or within the three-month period (one-year period, in the case of disability) after his or her employment ends, the participant will not recognize any ordinary income at that time. However, any excess of the fair market value of the shares acquired by such exercise over the exercise price will be an item of tax preference for purposes of any federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are disposed of more than two years after the date of grant and one year after the date of transfer of the shares to the participant (“statutory holding periods”), any sale proceeds that exceed the total exercise price of these shares will be long-term capital gain. Except in the event of the optionee’s death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), generally, the amount by which the fair market value of the shares at the time of exercise exceeds the total exercise price will be ordinary income. If a Disqualifying Disposition occurs, we will be entitled to a federal tax deduction for a similar amount.
Stock Appreciation Rights. The grant of a stock appreciation right payable is generally not a taxable event for a participant. Upon exercise of the appreciation right, the participant will generally recognize ordinary income equal to the fair market value of any shares or cash received. We will be entitled to a tax deduction at the same time for the same amount and will be obligated to report and (if the participant is or was an employee) withhold on that amount. The participant’s subsequent sale of any shares received generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be treated as short-term or long-term capital gains (or losses), depending upon the holding period of the shares.
Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares and Stock Awards. Grantees of restricted stock, performance shares or stock awards (to the extent such stock awards are unvested at the time of grant) do not recognize income at the time of the grant of such awards. Grantees of restricted stock units and deferred stock units also do not recognize income at the time of the grant of the awards. However, when the award vests (for restricted stock, performance shares or stock awards) or is paid (for restricted stock units or deferred stock units), the grantee generally recognizes ordinary income in an amount equal to the fair market value of the stock at such time. We will receive a corresponding deduction and will be required to report and (if the participant is or was an employee) withhold at that time.
A participant could, within 30 days after the date of an award of restricted stock, performance shares or stock awards (but not an award of restricted stock units or deferred stock units), elect to report compensation income for the tax year in which the award occurs. If the participant makes such an election, the amount of compensation income would be the value of the award at the time of grant. Any later appreciation in the value of the award would be treated as capital gain and realized only upon the sale of the stock subject to the award. If, however, the award is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of shares subject to the award, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the shares previously reported by the participant as compensation income. We would receive a deduction at the time and in the amount of the compensation income included by the participant. We would also be required to report and (if the participant is or was an employee) withhold on that compensation income.
Performance Units. A participant will not have taxable income upon the grant of a contingent right to a performance unit. Rather, taxation will be postponed until the performance unit becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable. We would receive a deduction at the time and in the amount of the compensation income included by the participant. We would also be required to report and (if the participant is or was an employee) withhold on that compensation income.
Tax Withholding. In connection with awards under the plan, the company may withhold from any cash otherwise payable to a participant or require a participant to remit to the company an amount sufficient to satisfy federal, state, local and foreign withholding taxes. Tax withholding obligations could be satisfied by withholding shares to be received upon exercise of an option or stock appreciation right, the vesting of restricted stock, performance share or stock award, or the payment of a restricted stock unit, deferred stock unit, or performance unit or by delivery to the company of previously owned shares of common stock subject to certain holding period requirements.
Company Deduction and Section 162(m). For the individual serving as our chief executive officer at the end of the taxable year and for the individuals serving as officers of the company or a subsidiary at the end of such year who are among the four highest compensated officers (other than the chief executive officer) for proxy reporting purposes (the “named executive officers”), Section 162(m) of the Code limits the amount of compensation otherwise deductible by us and our subsidiaries for such year to $1,000,000 for each such individual, except to the extent that such compensation is “performance-based compensation.” We expect that non-qualified stock options, incentive stock options and stock appreciation rights should qualify as performance-based compensation. The committee may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units, performance shares and performance units in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant, the committee will determine the extent to which such grant will be performance-based compensation for purposes of Section 162(m) of the Code. In addition, the committee will certify the extent to which the qualifying performance criteria have been satisfied before any payment is made that is intended to qualify as performance-based compensation.
Important Disclaimer Regarding Tax Advice Under Treasury Circular 230. The tax discussion set forth in this proxy statement is intended only as a general guide to the possible tax consequences of incentive issued under the plan. Such tax discussion set forth is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. Each recipient of awards under the plan should seek tax advice based on such recipient’s particular circumstances from an independent tax advisor.
Equity Compensation Plan Information
The following table sets forth certain information as of July 1, 2006 with respect to equity compensation plans under which securities are authorized for issuance:

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation
	Upon Exercise of	Exercise Price of	Plans
	Outstanding Options	Outstanding Options	(Excluding Securities
	(A)		Reflected in Column (A))

Equity compensation plans approved by security holders(2):
Employee Plans(1)	1,305,016	$35.94	1,039,296
1996 Directors’ Stock Option Plan(3)	59,000	35.72	22,000

Total	1,364,016	$35.84	1,061,296

Equity compensation plans not approved by stockholders:
None

Total	1,364,016	$35.84	1,061,296

(1)	Includes our 1989 Stock Option and Compensation Plan and 1998 Stock Option and Compensation Plan.

(2)	See Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended July 1, 2006 for a brief description of the referenced plans.

(3)	Does not include rights to 1,300 restricted stock units issued under a deferred compensation plan whereby directors have the option to forgo cash payments and instead receive shares of our Class A Common Stock when the director leaves our board.

P R O P O S A L   N U M B E R   3:
To approve an amendment to our Amended and Restated Bylaws to require a majority of the voting power of the issued and outstanding shares and to clarify authority to adjourn meetings when a quorum is not present
Our Board of Directors recommends shareholder approval of an amendment to our Amended and Restated Bylaws that would increase the quorum requirement for meetings of our shareholders to a majority of the voting power of our issued and outstanding shares entitled to vote, whether represented in person or by proxy at shareholder meetings. In addition, the proposed amendment would clarify the existing authority granted to shareholders under our current Bylaws to adjourn a shareholder meeting if a quorum is not present. The text of the proposed amendment to our Amended and Restated Bylaws is attached as Annex B to this proxy statement, with deletions indicated by strikethroughs and additions indicated by underlining.
Our Amended and Restated Bylaws currently provide that the requisite quorum for shareholder meetings is one-third (1/3) of our issued and outstanding shares entitled to vote, whether represented in person or by proxy at the meeting. If the proposed Bylaw amendment is approved, the quorum requirement for shareholder meetings would change with respect to future shareholders meetings to a majority of the voting power of our issued and outstanding shares entitled to vote, whether represented in person or by proxy.
Our Amended and Restated Bylaws also currently provide that shareholders may adjourn a shareholder meeting when a quorum is not present or represented in person or by proxy. The proposed Bylaw amendment does not change this authority of the shareholders to adjourn a shareholder meeting, but merely clarifies the text of the Bylaws concerning this right in connection with the other proposed changes regarding quorum requirements.
Reasons For and Effect of Increase in Shareholder Meeting Quorum Requirement
The Corporate Governance Committee of our Board of Directors and the entire board itself examined the arguments for and against the change in the quorum requirement for shareholder meetings. The Corporate Governance Committee and the board determined that governance is improved with this proposed change to our Bylaws and it is in the best interest of the company and our shareholders because it would make it more difficult for a minority of shareholders to propose and pass proposals not voted on by at least a majority of the voting power of shares issued and outstanding. Based on research, the Corporate Governance Committee and the board also believe that public companies typically have majority quorum requirements in their bylaws. As a result, the Corporate Governance Committee and the board unanimously determined that providing for a majority quorum will be an effective way to further enhance the company’s overall governance posture.
Anti-Takeover Effects of Increase in Shareholder Meeting Quorum Requirement
Companies will sometimes increase the quorum requirements for shareholder meetings as a defensive measure to fend off hostile offers. This proposal is not part of a plan by management to adopt a series of anti-takeover amendments and we do not presently intend to propose other anti-takeover measures in future proxy solicitations.
Our Board of Directors believes that the benefit of increasing the quorum requirement to a majority of the voting power outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, it may encourage persons seeking to acquire the company to negotiate directly with our board, thus enabling the board to consider the proposed transaction in a manner that best serves the overall interests of our shareholders.
Other Provisions of the Company’s Articles of Incorporation and Bylaws That Have Anti-Takeover Effects
The following is a brief summary of certain other provisions set forth in Articles of Incorporation and our Bylaws, in each case, as amended, which may have anti-takeover effects:

Provision	Anti-Takeover Effect

Articles of Incorporation

Article V, paragraph (c), provides that shareholders of the company are not entitled to cumulative voting.	Eliminates the right of a shareholder to cumulate votes in the election of directors, thereby limiting the ability of a shareholder to change the composition of our Board of Directors.

Article VI, paragraphs (a) and (c), provide that increases or decreases in the number of directors and removal of directors, with or without cause, must be approved by the holders of at least 80% of the voting power of our outstanding capital stock.
Limits or eliminates the ability of a potential acquirer from gaining influence at the board level until the next shareholder meeting called for purposes of electing directors. Limits the ability of shareholders to remove directors outside of a meeting called for purposes of electing directors.

Article VI, paragraph (b), provides for three classes of directors on the board and establishes staggered elections for directors.	Limits the ability of a potential acquirer or shareholder favoring a change of control from acting quickly to change the composition of our Board of Directors.

Article VI, paragraph (d), provides that vacancies on our Board of Directors may be filled by the vote of a majority of directors.	Limits or eliminates the ability of a potential acquirer from gaining influence at the board level until the next shareholder meeting called for purposes of electing directors.

Provision	Anti-Takeover Effect

Article VIII, paragraphs (a) and (b), provide that, unless approved by 70% of the members of the board who were duly elected prior to the time a related person became a beneficial owner of 5% or more of our outstanding shares entitled to vote in the election of directors, approval by the holders of at least 80% of the voting power of our outstanding capital stock is required for the following transactions:
Limits the ability of a potential acquirer or shareholder from effecting the designated transactions until such time as the requisite threshold approval is obtained from the shareholders or our board. These provisions may discourage potential transactions by making such transactions more difficult to implement.

(i) merger or consolidation with a related person;

(ii) sale of all or substantially all of our assets with a related person;

(iii) issuance or transfer by the company of voting securities in exchange for the securities or assets of the related person;

(iv) adopt a plan for dissolution of the company; or

(v) amend Article VIII.

Article VIII, paragraph (e), provides that approval by the holders of at least 80% of the voting power of our outstanding capital stock is required to amend Article VI (regarding classified directors and other matters) or paragraph (e) of Article VIII.
Limits the ability of shareholders to effect changes to our Articles of Incorporation quickly with a simple majority vote.

Bylaws

Section 8 provides that special meetings of our shareholders may be called by the President and shareholders owning at least 10% of the voting power of our outstanding stock. Notwithstanding, a special meeting for the purposes of facilitating or effecting a business combination, including any action to change or otherwise affect the composition of our board for that purpose, must be called by at least 25% of the voting power of all shares entitled to vote.
Limits the ability of a potential acquirer or shareholder favoring a change of control from acting quickly to change the composition of the board.

Section 11 provides that shareholders seeking to bring business before an annual meeting of the shareholders must provide written notice of their proposal to our Secretary not less than 120 days in advance of the date that our proxy statement is to be released to its shareholders.
Limits the ability of shareholders to bring matters before an annual meeting.

Sections 12, 13, 14 and 15 provide substantially the same provisions as Article VI, paragraphs (a), (b), (c) and (d), of our Articles of Incorporation.	See description of anti-takeover effects above.

Section 44 provides that no amendment concerning a change in the time or place for election of directors may be adopted within 60 days prior to the day of such election and that approval by the holders of at least 80% of the voting power of the company entitled to vote is required to amend the following provisions of the Bylaws:
Limits the ability of shareholders to change the time or place of the election of directors and limits their ability to effect the identified changes to the Bylaws quickly with a simple majority vote.

(i) fixing the number of directors or their classifications, qualifications or terms of office; or

(ii) removing directors or filling vacancies on the board; or

(iii) amending this Section.
P R O P O S A L   N U M B E R   4:
To Ratify the Appointment of Independent Auditors
Our Board of Directors and management are committed to the quality, integrity and transparency of the financial reports. Independent auditors play an important part in our system of financial control. In accordance with the duties set forth in its written charter (a copy of which is attached as Annex C to this proxy statement), the Audit Committee of our Board of

Directors has appointed Ernst & Young LLP as our independent auditors for the 2007 fiscal year. A representative of Ernst & Young LLP will attend this year’s annual meeting and will be available to respond to appropriate questions from shareholders, and also will have the opportunity to make a statement if he or she desires to do so.
If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Ernst & Young LLP by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in our best interests and the best interests of our shareholders.
Fees Billed to Company by Auditors:
Set forth below are the fees billed by Ernst & Young LLP for the fiscal years ended July 1, 2006 and July 2, 2005:

	Fiscal Year	Fiscal Year
	Ended	Ended
	July 1, 2006	June 2, 2005

Audit Fees(1)	$628,700	$595,000
Audit Related Fees(2)	61,792	70,251
Tax Fees	182,712 (3)	306,441 (4)
All Other Fees	—	—

Total	$873,204	$971,692

(1)	Represents amounts related to the audit of our annual consolidated financial statements and the review of our consolidated financial statements included in our quarterly reports on Form 10-Q. For fiscal 2006 and 2005, this amount also includes fees for an internal control review pursuant to Section 404 of the Sarbanes Oxley Act of 2002.

(2)	Represents amounts reasonably related to the performance of the audit or review of our consolidated financial statements which are not reported under the Audit Fees category.

(3)	Represents $158,387 related to tax compliance services and $24,325 related to tax planning services.

(4)	Represents $276,441 related to tax compliance services and $30,000 related to tax planning services.
The Audit Committee of our Board of Directors has reviewed the services described in footnotes (2) and (3) above provided by Ernst & Young LLP as well as the amounts billed for such services, and after consideration has determined that the receipt of these fees by Ernst & Young LLP is compatible with the provision of independent audit services. The Audit Committee has discussed these services and fees with Ernst & Young LLP and management to determine that they are appropriate under the rules and regulations concerning auditor independence promulgated by the U.S. Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as under guidelines of the American Institute of Certified Public Accountants.
Pre-Approval Policy
All services performed by Ernst & Young LLP have been pre-approved in accordance with the Audit Committee charter. The charter provides that all audit and non-audit accounting services that are permitted to be performed by our independent accountant under applicable rules and regulations must be pre-approved by the Audit Committee or by designated independent members of the Audit Committee, other than with respect to de minimus exceptions permitted under Section 202 of the Sarbanes-Oxley Act of 2002.
Prior to or as soon as practicable following the beginning of each fiscal year, a description of audit, audit-related, tax, and other services expected to be performed by Ernst & Young LLP in the following fiscal year is presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to one or more members of the Audit Committee who are independent directors. In the event such authority is so delegated, the full Audit Committee must be updated at the next regularly scheduled meeting with respect to any services that were granted specific pre-approval by delegation. During the fiscal year 2006 the Audit Committee has functioned in conformance with these procedures.

O T H E R   M A T T E R S
Board of Directors and Committees
Board of Directors
Our Board of Directors held six meetings during fiscal 2006, five of which were held in person and one of which was conducted via telephone, and it took one action by written consent. We have established certain committees of our Board of Directors, as follows: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees of the board on which such director served during the 2006 fiscal year. On August 25, 2005, the Board of Directors created the position of Presiding Director and elected Mr. M. Lenny Pippin to serve in that capacity. Chosen from among the board’s independent directors, the Presiding Director’s primary responsibility is to ensure that the board functions independently of management and that proper communication is maintained among management and the board’s independent directors.
Director Attendance at Annual Meetings of Shareholders
We do not have a formal policy with respect to attendance by board members at the annual meeting of shareholders, but all directors are encouraged to attend, and we attempt to coordinate scheduling of our annual meeting of shareholders to accommodate attendance by directors. All of our directors attended our fiscal 2005 annual meeting of shareholders.
Independence
With the exception of Mr. Marcantonio, all of the members of our Board of Directors are independent within the meaning of applicable Nasdaq and SEC rules.
Corporate Governance Committee
We have established a Corporate Governance Committee of the Board of Directors comprised solely of “independent directors” (as defined by applicable rules and regulations of the Securities Exchange Commission, Nasdaq and other relevant regulatory bodies), at least one of whom also serves on the Compensation Committee of the board. The primary role of the Corporate Governance Committee is to monitor the effectiveness of the board in carrying out certain responsibilities, and to review annually the performance of the Company’s Chief Executive Officer and the operation of the full Board of Directors (including its Chair and its various committees). In addition, the Corporate Governance Committee presents qualified director candidates to the full board and considers qualified nominees recommended by shareholders.
The Corporate Governance Committee, which presently consists of Chair M. Lenny Pippin, Messrs. Baszucki and Bronson held five meetings during fiscal 2006, all of which were held in person, and did not take action by written consent. The report of the Corporate Governance Committee appears below. Our Board of Directors has adopted a written charter for the Corporate Governance Committee, a copy of which is available at our website at http://www.gkservices.com.
Audit Committee
We have established an Audit Committee of the Board of Directors which assists the Board of Directors in fulfilling certain oversight responsibilities and consists solely of independent directors. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available at our website at http://www.gkservices.com and is attached as Annex C hereto. As set forth in the charter, the primary responsibilities of the Audit Committee include: (i) serving as an independent and objective party to monitor our financial reporting process and internal control system; (ii) reviewing and appraising the audit efforts of our independent auditors and internal audit department; and (iii) providing an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and our Board of Directors. The charter also requires that the Audit Committee appoint our independent auditors and review and pre-approve the performance of all audit and non-audit accounting services to be performed by our independent auditors, other than services falling within the de minimus exceptions permitted under Section 202 of the Sarbanes-Oxley Act of 2002.
The Audit Committee, which presently consists of Chair Alice M. Richter and Messrs. Allen and Mrozek, held nine meetings during fiscal 2006, four of which were held in person and five of which were conducted via telephone, and did not take action by written consent. The Audit Committee met and held discussions with financial management and representatives from Ernst & Young LLP prior to the public release of earnings information for each of our completed fiscal periods, and prior to each quarterly report on Form 10-Q and annual report on Form 10-K being filed with the Securities and Exchange Commission.
Our Board of Directors has determined that at least one member of the Audit Committee, Ms. Richter, is an “Audit Committee Financial Expert” as that term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee (including Ms. Richter) is an “independent director,” as such term is defined in Rule 4200(a)(15) of Nasdaq’s listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Our Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting.

Compensation Committee
The Company’s Compensation Committee, which presently consists of Chair Wayne M. Fortun and Messrs. Bronson and Doyle, held seven meetings during fiscal 2006, all but one of which was held in person, and took no action by written consent. All members of the Compensation Committee are independent directors within the meaning of Nasdaq’s Rule 4200(a)(15). The Compensation Committee reviews our remuneration policies and practices and makes recommendations to our board in connection with all compensation matters affecting our executive officers. Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available at our website at http://www.gkservices.com.
Ability of Shareholders to Communicate with the Company’s Board of Directors
We have established means for shareholders and others to communicate with our Board of Directors. If a shareholder wishes to address a matter regarding our financial statements, accounting practices or internal controls, the matter should be submitted in writing addressed to the Chair of the Audit Committee in care of the Corporate Secretary at our headquarters address. If the matter relates to our governance practices, business ethics or corporate conduct, it should be submitted in writing addressed to the Chair of the Corporate Governance Committee in care of the Corporate Secretary at our headquarters address. If a shareholder is unsure where to direct a communication, the shareholder may direct it in writing to the Chair of the Board of Directors, or to any one of the independent directors of the Company, in care of the Corporate Secretary at our headquarters address. These shareholder communications will be forwarded by the Corporate Secretary to the appropriate addressee.
Report of the Audit Committee
The Audit Committee has reviewed our audited consolidated financial statements for the last fiscal year, and has discussed them with management and the independent registered public accounting firm.
Specifically, the Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors their independence, including a consideration of the compatibility of non-audit services with such independence.
The Audit Committee, based on the review and discussions described above, with management and Ernst & Young LLP, has recommended to our Board of Directors, which adopted this recommendation, that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal 2006 for filing with the Securities and Exchange Commission.
As reported:
Alice M. Richter
Michael G. Allen
Ernest J. Mrozek
The Audit Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such acts.
Board Compensation Committee Report on Executive Compensation
Compensation Review
Decisions regarding compensation of our executive officers generally have been made by the Compensation Committee of the Board of Directors. During fiscal 2006, the members of the Compensation Committee consisted of Chairman Fortun and Messrs. Bronson, Pippin (until August 25, 2005), and Doyle (elected August 24, 2005).
All decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by the full board. Pursuant to rules designed to enhance disclosure of our policies toward executive compensation, this report is prepared by the Compensation Committee and addresses our compensation policies for the fiscal year ended July 1, 2006 as they affected our executive officers.
Compensation Philosophy
The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with our annual objectives and long-term goals, reward for achieving company performance objectives, recognize individual initiative and achievements, and assist us in attracting and retaining highly qualified, experienced executives. Executive compensation is set at levels that the Compensation Committee believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company’s industry and in general industry, as well. In setting future compensation levels for our executive officers, the Compensation Committee will consider and act in accordance with the new executive compensation disclosure rules promulgated by the Securities and Exchange Commission.

There are three primary elements in our executive compensation program, each of which is based on individual and company performance: base salary compensation, annual incentive compensation and long-term incentive compensation.
Base salary compensation is based on the potential impact the individual may have on the company, the skills and experience required by the job, comparisons with comparable companies and the performance and potential of the incumbent in the job.
For fiscal 2006, the Named Executive Officers of the company, together with other vice presidents and regional vice presidents, were eligible to receive annual incentive compensation. The Compensation Committee established a targeted incentive opportunity for each executive officer expressed as a percentage of base salary. These target percentages varied by executive officer, ranging from 35% to 75% of base salary; however, larger payments can be earned for exceeding approved financial targets. The annual incentive program is comprised of two financial performance measures, as well as key initiatives tied to individual performance. For our Chairman and Chief Executive Officer, individual performance initiatives were established and measured by the Board of Directors. The Chairman and Chief Executive Officer directed the establishment and measurement of key initiatives for other executives. The two financial performance measures are earnings per share growth and total revenue growth. For both the earnings per share and total revenue growth performance measures, achievement is based on meeting or exceeding operating plans approved by the Board of Directors. The Compensation Committee awarded annual incentive compensation to the Named Executive Officers for fiscal 2006 based on achievement against the above-mentioned performance criteria.
Long-term incentive compensation, pursuant to our 1998 Stock Option and Compensation Plan, of the Chairman and Chief Executive Officer, as well as other executive officers of the Company, is designed to achieve the executive compensation objectives outlined above as well as to align the long-term interests of management with those of the company’s shareholders. The Compensation Committee makes recommendations to the board regarding the granting of restricted stock awards and stock option grants to executives and key personnel. Awards vest and options become exercisable based upon criteria established by the Compensation Committee.
Mr. Richard L. Marcantonio served as President and Chief Executive Officer of the company until November 2005 at which time he became Chairman and Chief Executive Officer. The compensation of Mr. Marcantonio during fiscal 2006 was determined by applying a process and philosophy similar to that of other executive officers.
The annualized base salary of Mr. Marcantonio during fiscal 2006 was $625,000. Mr. Marcantonio was eligible to receive annual targeted incentive compensation equal to 75% of base salary for achieving 100% of the established performance objectives, with the opportunity for additional incentive potential for achievements that exceeded targeted performance objectives. Mr. Marcantonio received an incentive award of $ 617,602 for fiscal 2006. On September 1, 2005, Mr. Marcantonio was awarded an option to acquire 21,000 shares of our common stock at an exercise price of $42.97 (the fair market value of the common stock on the grant date) and received a restricted stock grant of 7,000 shares. The option vests in three equal annual installments beginning on the one-year anniversary of the grant and the restrictions applicable to the restricted stock grant lapse in five equal annual installments beginning on the one-year anniversary of the grant.
Pursuant to the terms of Mr. Marcantonio’s employment agreement, we made a $400,000 interest-free loan to Mr. Marcantonio on July 26, 2002. The principal amount of this loan is payable in five annual installments of $80,000 beginning on the first anniversary of the date of the loan, except that we have agreed to forgive half of each installment so long as Mr. Marcantonio continues to be employed by the company. The installment payments are further reduced by the amount of any income tax resulting from such forgiveness and the interest-free nature of the loan. During fiscal 2006, the company forgave $40,000 of this loan and made an additional “gross-up” payment of $17,720 to Mr. Marcantonio to offset the income tax effect of the forgiven portion of the loan. Mr. Marcantonio is current in his installment payments to the company. In addition, Mr. Marcantonio received a payment of $56,434 during fiscal 2006 to cover taxes due on the value of restricted stock that vested in 2006.
Section 162(m) of the Internal Revenue Code generally limits to $1 million the tax deductibility of compensation paid by a public company to its chief executive and four other most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation. While the Compensation Committee considers the deductibility of compensation arrangements as one factor in executive compensation decisions for executives, deductibility is not the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.
As reported:
Wayne M. Fortun
John S. Bronson
J. Patrick Doyle
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was during fiscal 2006 an officer, former officer or employee of the company or any of its subsidiaries. No executive officer of the company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the compensation committee of our Board of

Directors, (ii) the board of directors of another entity in which one of the executive officers of such entity served on the Compensation Committee of our Board of Directors, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of our board of directors during fiscal 2006.
Report of the Corporate Governance Committee
Composition
The Corporate Governance Committee of our Board of Directors is comprised of three directors, each of whom meets the definition of “independence” set forth in the Nasdaq’s corporate governance listing standards. The Corporate Governance Committee has one member in common with the Compensation Committee. The Chair and members of the Corporate Governance Committee are appointed annually by the Board of Directors at the annual organizational meeting of the board.
Responsibilities
The primary role of the Corporate Governance Committee is to monitor the effectiveness of the board in carrying out certain responsibilities, and to review annually the performance of the Company’s Chief Executive Officer and the operation of the full Board of Directors (including its Chair and committees). In addition, the Corporate Governance Committee presents qualified director candidates to the full board and considers qualified nominees recommended by shareholders.
More specifically, the Corporate Governance Committee is responsible for monitoring the effectiveness of the Board of Directors of the company in carrying out its responsibilities to:
•	represent and protect the interests of shareholders;

•	assure appropriate board composition;

•	choose a Chief Executive Officer and regularly assess his or her performance;

•	assure that succession plans for senior management are developed and implemented;

•	provide general advice and counsel to management of the company;

•	review and approve strategic plans; and

•	have Board meetings that are well organized, focus on strategic issues, encourage open and frank discussion, and provide useful contributions from the Board members.
Consideration of Director Candidates
The Corporate Governance Committee, together with the Chairman of the Board of Directors and other directors, recruits director candidates and presents qualified candidates to the full Board of Directors for consideration. At each annual shareholders’ meeting, the Board of Directors proposes to the shareholders a slate of nominees for election or re-election to the board. Shareholders may propose director nominees for consideration by the Corporate Governance Committee by submitting a recommendation in writing to the Chair of the Corporate Governance Committee, in care of the company’s Secretary at the company’s headquarters address.
Qualified director candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The Corporate Governance Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall board diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating board nominees. If the Corporate Governance Committee approves a candidate for further review following an initial screening, the Corporate Governance Committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the Corporate Governance Committee, along with the Chairman of the Board of Directors and the Company’s Chairman and Chief Executive Officer. Contemporaneously with the interview process, the Corporate Governance Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance Committee will also take into consideration the candidate’s personal attributes, including personal integrity, loyalty to the company and concern for its success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in the company’s good corporate citizenship and image, time available for meetings and consultation on company matters, and willingness to assume broad, fiduciary responsibility.
Code of Business Conduct and Ethics
We have adopted a Code of Conduct for our Board of Directors and a Code of Ethical Conduct for Senior Executives and Financial Managers. The latter of these codes, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act. These codes are posted on our website at http://www.gkservices.com. We intend to promptly disclose on our website amendments to certain provisions of these codes, and any waivers of provisions of these code required to be disclosed under the rules of the SEC or NASDAQ.

The Corporate Governance Committee achieved the goals it set for itself in fiscal 2006 and it remains committed to continuous improvement in the company’s corporate governance policies, practices and procedures, using best practices in public corporate environments, and believes that strong corporate governance is a fundamental ingredient to building shareholder value.
As reported:
M. Lenny Pippin
Paul Baszucki
John S. Bronson

Voting Securities and Principal Holders Thereof
The following table sets forth, as of September 18, 2006, the record date for the annual meeting, certain information with regard to the beneficial ownership of our common stock and the voting power resulting from the ownership of such stock by (i) all persons known by us to be the owner, of record or beneficially, of more than 5% of our outstanding common stock, (ii) each of our directors and each of the nominees for election to our Board of Directors, (iii) each Named Executive Officer, and (iv) all executive officers and directors as a group, without regard to whether such persons are also reporting persons for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the address of each of the following persons is 5995 Opus Parkway, Minnetonka, Minnesota 55343.

	Class A Common Stock
Name of Beneficial Owner(1)	Number of Shares		Percent of Class

Richard L. Marcantonio	188,860	(2)	*
Jeffrey L. Wright	65,921	(3)	*
Robert G. Wood	45,410	(4)	*
David F. Fisher	8,275	(5)	*
David M. Miller	8,150		*
Thomas J. Dietz	2,667	(6)	*
Michael G. Allen	9,000	(7)	*
Paul Baszucki	13,500	(8)	*
John S. Bronson	5,000	(9)	*
J. Patrick Doyle	3,000	(10)	*
Wayne M. Fortun	17,735	(11)	*
Ernest J. Mrozek	3,000	(12)	*
M. Lenny Pippin	9,000	(13)	*
Alice M. Richter	6,000	(14)	*
All executive officers and directors as a group (14 persons)	385,518	(15)	1.8%

T. Rowe Price Associates, Inc.(16)
100 East Pratt Street
Baltimore, MD 21202	2,440,470		11.5%

Dimensional Fund Advisors, Inc.(16)
1299 Ocean Avenue 11th Floor
Santa Monica, CA 90401	1,196,055		5.6%

Cooke & Bieler LP(16)
1700 Market Street Suite 3222
Philadelphia, PA 19103	1,125,499		5.3%

Barclays Global Investors NA(16)
45 Fremont Street
San Francisco, CA 94105	1,064,335		5.0%

*	Indicates an amount less than 1%.

(1)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

(2)	Includes 143,980 shares subject to stock options that are exercisable within the next 60 days.

(3)	Includes 41,868 shares subject to stock options that are exercisable within the next 60 days.

(4)	Includes 21,278 shares subject to stock options that are exercisable within the next 60 days.

(5)	Includes 4,700 shares subject to stock options that are exercisable within the next 60 days.

(6)	Includes 1,217 shares subject to stock options that are exercisable within the next 60 days.

(7)	Includes 7,500 shares subject to stock options that are exercisable within the next 60 days.

(8)	Includes 12,500 shares subject to stock options that are exercisable within the next 60 days.

(9)	Includes 4,500 shares subject to stock options that are exercisable within the next 60 days.

(10)	Includes 2,500 shares subject to stock options that are exercisable within the next 60 days.

(11)	Includes 9,500 shares subject to stock options that are exercisable within the next 60 days.

(12)	Includes 2,500 shares subject to stock options that are exercisable within the next 60 days.

(13)	Includes 7,500 shares subject to stock options that are exercisable within the next 60 days.

(14)	Includes 5,500 shares subject to stock options that are exercisable within the next 60 days.

(15)	Includes 57,917 shares subject to stock options that are exercisable within the next 60 days.

(16)	Based solely upon the most recent report filed with the Securities and Exchange Commission pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, as amended.

The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family, or held in trust for any other person, including family members, or held by a family limited partnership or foundation.
Certain Transactions
We are a party to an agreement with Hutchinson Technology Inc., a corporation of which Mr. Fortun serves as President and Chief Executive Officer. Under this agreement, Hutchinson Technology paid us $211,763 during fiscal 2006 in exchange for goods and services rendered.
We are a party to agreements with The Schwan Food Company, a corporation of which Mr. Pippin serves as President and Chief Executive Officer. Under a service agreement, Schwan’s paid us $537,999 during fiscal 2006 in exchange for goods and services rendered.
The value of each transaction noted above represents less than one percent of the total annual revenues of each entity. In the opinion of our Board of Directors, our relationships and arrangements with Hutchinson Technology and The Schwan Food Company do not interfere with the exercise of the independent judgment of Messrs. Fortun and Pippin in carrying out their respective responsibilities as a director. In making this determination, our Board of Directors has considered the monetary value of each of these agreements, the nature and extent of the goods and services involved, and the fact that each were entered into at arms length and in the ordinary course of business.
On June 25, 2002, we entered into an Executive Employment Agreement with Richard L. Marcantonio that became effective on July 15, 2002 and under which Mr. Marcantonio currently serves as our Chairman and Chief Executive Officer. Pursuant to this agreement, we agreed to extend a $400,000 interest-free loan to Mr. Marcantonio to help offset certain expenses related to the transition from Mr. Marcantonio’s former employment. As contemplated by this agreement, we entered into a loan transaction with Mr. Marcantonio on July 26, 2002. Under the terms of the loan, the principal amount is payable in five annual installments of $80,000 beginning on the first anniversary of the date of the loan, except that we forgive $40,000 of each installment so long as Mr. Marcantonio continues in our employment. The installment payments will further be reduced by the amount of any income tax imposed resulting from the above-referenced forgiveness or the interest-free nature of the loan. Mr. Marcantonio has pledged certain securities to us to secure his repayment obligations. Respective installments of $80,000 became due and payable on each of July 26, 2004, July 26, 2005 and July 26, 2006, and $40,000 of each installment was forgiven by us. Mr. Marcantonio is current in all repayment obligations that have come due under this loan. Mr. Marcantonio also benefited from additional $17,720 “gross-up” payments made by us to offset the income tax effect of the forgiven portions of each loan installment. The highest principal amount of this loan outstanding during fiscal 2006 was $160,000; as of August 5, 2006, the outstanding principal balance of the loan was $80,000.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Global Select Market. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Except with respect to two Form 4 filings made by Mr. Fink, our former Chairman of the Board, and one Form 4 filing made by Mr. Wood, based solely on review of the copies of such forms furnished to the company, or written representations that no Forms 5 were required, we believe that during fiscal 2006, our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.
Proposals of Shareholders for the 2007 Annual Meeting
Rule 14a-8
Any shareholder who desires to submit a proposal for action by the shareholders at the next annual shareholders’ meeting, which is the 2007 annual meeting following our 2007 fiscal year, must submit that proposal in writing to our Corporate Secretary at our corporate headquarters by approximately May 31, 2007 to have the proposal included in our proxy statement for that meeting.
Advance Notice Provision
Our Bylaws also have an advance notice procedure that shareholders must comply with to bring business before an annual meeting of shareholders. The advance notice procedure requires that a shareholder interested in presenting a proposal for action at an annual meeting of shareholders must deliver a written notice of the proposal, together with certain specified information relating to such shareholder’s stock ownership, identity and other matters, to our Corporate Secretary at least 120 days in advance of the date that our proxy statement was released to shareholders in connection with the previous year, or if the date of the annual meeting has changed by more than 30 days from the date contemplated at the time of the previous years proxy statement, the notice must be received not less than 120 days in advance of the first date that the solicitation was made. We currently contemplate mailing our 2007 proxy statement to its shareholders in early September 2007. Therefore, proposals need to be submitted in accordance with the foregoing by approximately May 31, 2007
Due to the complexity of the respective rights of the shareholders and the company under Rule 14a-8 and the advance notice provision, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted to the company by certified mail, return receipt requested.

Discretionary Proxy Voting Authority / Untimely Shareholder Proposals
Rule 14a-4 promulgated under the Securities and Exchange Act of 1934 governs the company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the company’s proxy statement. The rule provides that if a proponent of a proposal fails to notify the company prior to the date specified in the company’s advance notice provision, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.
With respect to the company’s next annual shareholders’ meeting, if the company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the company’s proxy statement, by approximately May 31, 2007, the management proxies will be allowed to use their discretionary authority as outlined above.
Shareholders Sharing an Address
Shareholders sharing an address with another shareholder may receive only one copy of our annual report and proxy materials at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate annual report or set of proxy materials now or in the future may write us to request a separate copy of these materials from Investor Relations, G&K Services, Inc. 5995 Opus Parkway, Minnetonka, MN 55343, or by calling Investor Relations, at (952) 912-5500. Any shareholders sharing an address with another shareholder can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies of annual reports or proxy statements by contacting us as set forth above.
Available Information
A copy of our Form 10-K for the fiscal year ended July 1, 2006, as filed with the SEC, including the financial statements, schedules and list of exhibits, and any exhibit specifically requested, will be furnished without charge to any shareholder upon written request. Please write or call our Director of Investor Relations at the following address or telephone number: G&K Services, Inc., 5955 Opus Parkway, Minnetonka, Minnesota 55343; phone (952) 912-5000. You may also access a copy of our Form 10-K on both our web site at http://www.gkservices.com and the SEC’s web site at http://www.sec.gov.
Solicitation
We will bear the cost of preparing, assembling and mailing the proxy, proxy statement, annual report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition officers and regular employees of the company may solicit proxies personally, by telephone, by special letter, or via the Internet.
Our Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.
By Order of the Board of Directors
G&K Services, Inc.
/s/ David F. Fisher
David F. Fisher
Vice President, General Counsel and Corporate Secretary

ANNEX A
G & K SERVICES, INC.
2006 EQUITY INCENTIVE PLAN
1.	Purpose. The purpose of G & K Services, Inc. 2006 Equity Incentive Plan (the “Plan”) is to motivate directors, key employees and advisors to produce a superior return to the stockholders of G & K Services, Inc. by offering them an opportunity to participate in stockholder gains, by facilitating stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining talented executives for key positions by providing an attractive capital accumulation opportunity. The Plan was adopted by the Board (as defined below) on August 23, 2006, subject to the approval of stockholders at the annual meeting of stockholders scheduled for November 16, 2006.

2.	Definitions.
2.1.	The following terms, whenever used in this Plan, shall have the meanings set forth below:
(a)	“Affiliate” means any corporation or limited liability company, a majority of the voting stock or membership interests of which is directly or indirectly owned by the Company, and any partnership or joint venture designated by the Committee in which any such corporation or limited liability company is a partner or joint venturer.

(b)	“Award” means a grant made under this Plan in the form of Performance Shares, Restricted Stock, Restricted Stock Units, Options, Performance Units, Stock Appreciation Rights, or Stock Awards.

(c)	“Award Agreement” means a written agreement or other communication evidencing the terms and conditions of an Award in the form of either an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or a certificate, notice, term sheet or similar communication.

(d)	“Beneficiary” means the person or persons determined in accordance with Section 13.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Change in Control” means the occurrence of any of the following events:
(i)	any “Person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Act”) (other than the Company or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the

“Beneficial Owner” within the meaning of Rule 13d-3 promulgated under the Act of 30% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; excluding, however, any circumstance in which such beneficial ownership resulted from any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlling, controlled by, or under common control with, the Company;

(ii)	a change in the composition of the Board since August 23, 2006, (the “Effective Date”), such that the individuals who, as of such date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board shall not be deemed a member of the Incumbent Board;

(iii)	a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 60% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the beneficial holders of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportion as their ownership immediately prior to such Corporate Transaction; or

(iv)	the sale, transfer or other disposition of all or substantially all of the assets of the Company.
(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(h)	“Committee” has the meaning set forth in Section 3.

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(i)	“Company” means G & K Services, Inc., a Minnesota corporation.

(j)	“Deferred Stock Units” has the meaning set forth in Section 9.

(k)	“Employee” means an individual who is a common law employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(l)	“Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the price at which a Share was last sold (i.e., closing market price) on the principal United States market for the Shares, or, if no sale of Shares shall have been reported on such principal United States market on such date, then the immediately preceding date on which sales of the Shares have been so reported shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(m)	“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.

(n)	“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(o)	“Option” means a right to purchase Stock awarded under Section 10.

(p)	“Other Stock-Based Awards” means Awards granted pursuant to Section 12.

(q)	“Participant” means a person described in Section 5 designated by the Committee to receive an Award under the Plan.

(r)	“Performance Cycle” means the period of time as specified by the Committee over which Performance Shares or Performance Units are to be earned.

(s)	“Performance Shares” means an Award made pursuant to Section 6 which entitles a Participant to receive Shares, their cash equivalent, or a combination thereof, based on the achievement of performance targets during a Performance Cycle.

(t)	“Performance Units” means an Award made pursuant to Section 6 which entitles a Participant to receive cash, Stock, or a combination thereof, based on the achievement of performance targets during a Performance Cycle.

(u)	“Plan” means this 2006 Equity Incentive Plan, as amended from time to time.

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(v)	“Qualifying Performance Criteria” has the meaning set forth in Section 16.2.

(w)	“Restricted Stock” means Stock granted under Section 7 that is subject to restrictions imposed pursuant to said Section.

(x)	“Restricted Stock Unit” means a grant under Section 9 of the right to receive a Share subject to vesting and such other restrictions imposed pursuant to said Section, together with dividend equivalents with respect to such Share if and as so determined by the Committee.

(y)	“Share” means a share of Stock.

(z)	“Stock” means the Class A Common Stock, $.50 par value per share, of the Company, as such class of Stock may be redesignated or renamed from time to time.

(aa)	“Stock Appreciation Right” means a right awarded to a Participant pursuant to Section 11 that entitles the Participant to receive, in cash, Stock or a combination thereof, as determined by the Committee, an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a Share at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the Award is granted.

(bb)	“Stock Award” means an award of Stock granted to a Participant pursuant to Section 8.

(cc)	“Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on a Restricted Stock Unit or Restricted Stock are in effect.
2.2.	Gender and Number. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
3.	Administration.
3.1.	Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board or such other committee selected by the Board and consisting of two or more members of the Board (the “Committee”). Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act, or cause an Award not to qualify for treatment as “performance based compensation” under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Affiliate, and/or to one or more agents.

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3.2.	Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to take all actions that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards under Section 5, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards, the exercise or exercise price of such Shares, and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting, and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other documents relating to Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 25; (vii) to interpret and construe this Plan, any rules and regulations under this Plan, and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.3.	Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan, and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, Beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.
4.	Shares Available Under the Plan; Limitation on Awards.
4.1.	Aggregate Limits. Subject to adjustment as provided in Section 25, the aggregate number of Shares issuable pursuant to all Awards under this Plan shall not exceed 2,000,000 Shares. Awards of Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Stock cannot exceed 667,000 Shares of the 2,000,000 Shares authorized. Said amounts may be increased by the

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number of adjusted Company Shares available for issuance under any equity incentive plan assumed by the Company in connection with a merger or other acquisition but only if and to the extent determined by the Committee in its sole discretion. The Shares issued pursuant to Awards granted under this Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose.

4.2.	Issuance of Shares. For purposes of this Section 4, the aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by Shares subject to Awards that have been canceled, expired, or forfeited, but shall be reduced by the portion of Awards settled in cash or withheld in connection with the exercise or settlement of an Award. Net Share counting shall not be used to determine the number of Shares available for Awards, nor shall Shares tendered in connection with the exercise of an Award affect the number of Awards available for issuance under the Plan.

4.3.	Tax Code Limits. No Participant may be awarded in any calendar year Awards covering an aggregate of more than 250,000 Shares, which limits shall be calculated and adjusted pursuant to Section 25 only to the extent that such calculation or adjustment will not affect the status of any Award theretofore issued or that may thereafter be issued as “performance based compensation” under Section 162(m) of the Code. The maximum amount payable pursuant to that portion of a Performance Unit granted under this Plan in any calendar year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall be a dollar amount not to exceed $5,000,000.
5.	Participation. Participation in the Plan shall be limited to Employees, prospective employees, directors or advisors of the Company or an Affiliate selected by the Committee. Options intending to qualify as Incentive Stock Options may only be granted to Employees of the Company or any subsidiary within the meaning of the Code. Participation is entirely at the discretion of the Committee, and is not automatically continued after an initial period of participation.

6.	Performance Shares and Performance Units. An Award of Performance Shares or Performance Units, under the Plan shall entitle the Participant to future payments or Shares or a combination thereof based upon the level of achievement with respect to one or more pre-established performance criteria (including Qualifying Performance Criteria) established for a Performance Cycle.
6.1.	Amount of Award. The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

6.2.	Communication of Award. Each Award Agreement evidencing an Award of Performance Shares or Performance Units shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award,

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(ii) the performance criteria and level of achievement versus the criteria that shall determine the amount of such payment, (iii) the Performance Cycle as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Award prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.

6.3.	Performance Criteria. Performance criteria established by the Committee shall relate to corporate, group, unit or individual performance, and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Committee; provided, however, that the performance criteria for any portion of an Award of Performance Shares or Performance Units that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities.

6.4.	Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

6.5.	Payment of Awards. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which performance criteria have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or a combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee at the time the Award is granted, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to such terms and conditions and in such form as may be prescribed by the Committee. Payment in Stock may be in Restricted Stock or Restricted Stock Units, as determined by the Committee at the time the Award is granted.

6.6.	Termination of Employment. Unless the Committee provides otherwise:
(a)	Due to Death or Disability. If a Participant who is an Employee ceases to be an Employee or if a Participant who is a director ceases to be a director before the end of a Performance Cycle, in either case by reason of death or

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permanent disability, the Performance Cycle for such Participant for the purpose of determining the amount of Award payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee or director, as the case may be. The amount of an Award payable to a Participant (or the Beneficiary of a deceased Participant) to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle, and shall be that fraction of the Award computed pursuant to the preceding sentence, the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee or director and the denominator of which is the number of full calendar quarters in the Performance Cycle.

(b)	Due to Reasons Other Than Death or Disability. Upon any other termination of employment as an Employee or director of a Participant during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled.
7.	Restricted Stock Awards. An Award of Restricted Stock under the Plan shall consist of Shares the grant, issuance, retention, vesting and/or transferability of which are subject, during specified periods of time, to such conditions and terms as the Committee deems appropriate. Restricted Stock granted pursuant to the Plan need not be identical, but each grant of Restricted Stock must contain and be subject to the terms and conditions set forth below.
7.1.	Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares subject to the Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock as may be determined from time to time by the Committee, (iv) restrictions on the transferability of the Award and (v) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee. Shares issued under an Award of Restricted Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

7.2.	Vesting and Lapse of Restrictions. The grant, issuance, retention, vesting and/or settlement of Shares of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Shares of Restricted Stock subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee.

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7.3.	Rights as a Stockholder. Unless otherwise determined by the Committee, a Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Stock; provided that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 7.1, 7.2 and 7.4. Unless the Committee otherwise determines or unless the terms of the applicable Award Agreement or grant provides otherwise, any non-cash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions and vesting schedule as the Shares to which such dividends or distributions relate.

7.4.	Termination of Employment. Unless the Committee provides otherwise:
(a)	Due to Death or Disability. If a Participant who is an Employee ceases to be an Employee or if a Participant who is a director ceases to be a director prior to the lapse of restrictions on Shares of Restricted Stock, in either case by reason of death or permanent disability, all restrictions on Shares of Restricted Stock held for the Participant’s benefit shall immediately lapse.

(b)	Due to Reasons Other Than Death or Disability. Upon any other termination of employment as an Employee or director prior to the lapse of restrictions, participation in the Plan shall cease and all Shares of Restricted Stock held for the benefit of a Participant shall be forfeited by the Participant.
7.5.	Certificates. The Committee may require that certificates representing Shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Affiliate until any restrictions applicable to Shares of Restricted Stock so retained have been satisfied or lapsed. Each certificate issued in respect to an Award of Restricted Stock may, at the election of the Committee, bear the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the 2006 Equity Incentive Plan and the Restricted Stock Award. Release from such terms and conditions shall obtain only in accordance with the provisions of the Plan and the Award, a copy of each of which is on file in the office of the Secretary of G & K Services, Inc.”
8.	Stock Awards.
8.1.	Grant. A Participant may be granted one or more Stock Awards under the Plan. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

8.2.	Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued to the Participant as a Stock Award

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under this Section 8 upon the Participant becoming the holder of record of the Shares granted pursuant to such Stock Award; provided that the Committee may impose such restrictions on the assignment or transfer of Shares awarded pursuant to a Stock Award as it considers appropriate.
9.	Restricted Stock Units. Restricted Stock Units are Awards denominated in units under which the issuance of Shares is subject to such conditions and terms as the Committee deems appropriate. Restricted Stock Units granted pursuant to the Plan need not be identical, but each grant of Restricted Stock Units must contain and be subject to the terms and conditions set forth below. Restricted Stock Units may be granted without vesting or forfeiture restrictions. Such Restricted Stock Units may also be called “Deferred Stock Units,” in the discretion of the Committee.
9.1.	Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares subject to the Award, if any, and the means of payment, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock Units as may be determined from time to time by the Committee, (iv) restrictions on the transferability of the Award, and (v) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

9.2.	Vesting and Lapse of Restrictions. The grant, issuance, retention, vesting and/or settlement of Restricted Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee.

9.3.	Rights as a Stockholder. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee. If an Award of Restricted Stock Units includes dividend equivalents, an amount equal to the dividends that would have been paid if the Restricted Stock Units had been issued and outstanding Shares as of the record date for the dividends shall be paid to the Participant in cash subject to applicable withholding taxes in accordance with the terms of the Award as determined by the Committee, consistent with Section 409A of the Code.

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9.4.	Termination of Employment. Unless the Committee provides otherwise:
(a)	Due to Death or Disability. If a Participant who is an Employee ceases to be an Employee or if a Participant who is a director ceases to be a director, in either case by reason of the Participant’s death or permanent disability, all restrictions on the Restricted Stock Units of the Participant shall lapse in accordance with the terms of the Award as determined by the Committee.

(b)	Due to Reasons Other Than Death or Disability. For Awards designated Restricted Stock Units by the Committee, if a Participant ceases employment as an Employee or director for any reason other than death or permanent disability, all Restricted Stock Units of the Participant and all rights to receive dividend equivalents thereon shall immediately terminate without notice of any kind and shall be forfeited by the Participant. The forgoing sentence shall not apply to an Award designated as a Deferred Stock Unit by the Committee unless the Committee provides to the contrary in the Award.
10.	Options. The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals (which may include Qualifying Performance Criteria). Except to the extent provided herein, no Participant (or Beneficiary of a deceased Participant) shall have any rights as a stockholder with respect to any Shares subject to an Option granted hereunder until said Shares have been issued. Options granted pursuant to the Plan need not be identical, but each Option must contain and be subject to the terms and conditions set forth below.
10.1.	Type of Option; Number of Shares. Each Option shall be evidenced by an Award Agreement identifying the Option represented thereby as an Incentive Stock Option or Non-Qualified Stock Option, as the case may be, and the number of Shares to which the Option applies.

10.2.	Exercise Price. The exercise price under each Option shall be established by the Committee and shall not be less than the Fair Market Value of the Shares subject to the Option on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted.

10.3.	Exercisability. The Committee shall have the right to make the timing of the ability to exercise any Option subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee.

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10.4.	Exercise Term. Each Option shall have a Term established by the Committee, provided that no Incentive Stock Option shall be exercisable after ten years from the date of grant.

10.5.	Payment for Shares. The exercise price of the Shares with respect to which an Option is exercised shall be payable at the time of exercise in accordance with procedures established by the Company. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery (either physically or by attestation) of previously-owned Shares, or a combination thereof.

10.6.	No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 25), an Option may not be re-priced without stockholder approval (including canceling previously awarded Options and re-granting them with a lower exercise price). However, the Committee may, at any time or from time to time authorize the Company, in the case of an Option exchange without shareholder approval, and with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

10.7.	No Reload Grants. Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option or stock appreciation right.

10.8.	Incentive Stock Options. In the case of an Incentive Stock Option, each Option shall be subject to any terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify the Option as an Incentive Stock Option. Notwithstanding anything to the contrary in this Section 10, in the case of an Incentive Stock Option (a) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Common Stock on the date of grant, and the Option must expire within a period of not more than five years from the date of grant, and (b) termination of employment will be deemed to occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries. Notwithstanding anything in this Section 10 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and shall be deemed Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the

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Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, taking Options into account in the order in which they were granted, and (ii) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).

10.9.	Termination of Employment.
(a)	Due to Death or Disability. If a Participant who is an Employee ceases to be an Employee or if a Participant who is a director ceases to be a director in either case by reason of death or permanent disability, each outstanding Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Option. If a Participant dies before exercising all outstanding Options, the outstanding Options shall be exercisable by the Participant’s Beneficiary.

(b)	Other Than Death or Disability. Unless the Committee provides otherwise, upon any other termination of employment as an Employee or director, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.
11.	Stock Appreciation Rights.
11.1.	General. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee to receive upon exercise of the right an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a Share at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the Award is granted. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with, or as a component of, an Option granted under Section 10, other Awards granted under the Plan or stock options granted under any other Company equity compensation plan (“tandem SARs”) or without reference to other Awards or stock options (“freestanding SARs”). Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. The Committee may provide that the exercise of a tandem SAR will be in lieu of the exercise of the stock option or Award in connection with which the tandem SAR was granted. A tandem SAR may not be exercised at any time when the per Share Fair Market Value of the Shares to which it relates does not exceed the exercise price of the Option associated with the tandem SAR. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 10, and all tandem SARs shall have the same vesting, exercisability, forfeiture and termination provisions as such Award or stock option to which they relate. Subject to the foregoing sentence and the terms of the Plan, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.

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11.2.	Exercise Price. The per Share price for exercise of Stock Appreciation Rights shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Fair Market Value of the Shares subject to the Award on the date of grant; provided, however, that the per Share exercise price with respect to a Stock Appreciation Right that is granted in connection with a merger or other acquisition as a substitute or replacement award for stock appreciation rights held by awardees of the acquired entity may be less than 100% of the Fair Market Value on the date such Award is granted.

11.3.	No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 25), a Stock Appreciation Right may not be re-priced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and re-granting them with a lower exercise price). However, the Committee may, at any time or from time to time authorize the Company, in the case of a Stock Appreciation Rights exchange without shareholder approval, and with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may at any time buy from a Participant a Stock Appreciation Right previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

11.4.	No Reload Grants. Stock Appreciation Rights shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option or stock appreciation right.

11.5.	Termination of Employment.
(a)	Due to Death or Disability.
(i)	If a Participant who is an Employee ceases to be an Employee or if a Participant who is a director ceases to be a director, in either case by reason of death or permanent disability, each outstanding freestanding SAR shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right.

(ii)	If a Participant who is an Employee ceases to be an Employee or if a Participant who is a director ceases to be a director, in either case by reason of death or permanent disability, each outstanding tandem SAR shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right. If a Participant dies before exercising all tandem SARs, the outstanding tandem SARs shall be exercisable by the Participant’s Beneficiary.

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(b)	Other Than Death or Disability. Unless the Committee provides otherwise, upon any other termination of employment as an Employee or director, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.
11.6	Payment. Upon exercise of a Stock Appreciation Right, payment shall be made in the form of cash, Shares or a combination thereof as determined by the Committee at the time the Award is granted. However, notwithstanding any other provisions of this Plan, in no event may the payment (whether in cash or Stock) upon exercise of a Stock Appreciation Right exceed an amount equal to 100% of the Fair Market Value of the Shares subject to the Stock Appreciation Right at the time of grant.
12.	Other Stock-Based Awards. The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

13.	Nontransferability of Rights. Unless the Committee provides otherwise, (i) no rights under any Award will be assignable or transferable and no Participant or Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under any Award, and (ii) the rights and the benefits of any Award may be exercised and received during the lifetime of the Participant only by the Participant or by the Participant’s legal representative. The Participant may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to receive any payment and/or exercise any rights with respect to outstanding Awards upon the Participant’s death. If at the time of the Participant’s death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the person or persons surviving at the time of the Participant’s death in the first of the following classes of beneficiaries in which there is a survivor, shall have the right to receive any payment and/or exercise any rights with respect to outstanding Awards:

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(a)	Participant’s surviving spouse;

(b)	Equally to the Participant’s children, except that if any of the Participant’s children predecease the Participant but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living;

(c)	Participant’s surviving parents equally;

(d)	Participant’s surviving brothers and sisters equally; or

(e)	The legal representative of the Participant’s estate.
If a person in the class surviving dies before receiving any payment and/or exercising any rights with respect to outstanding Awards (or the person’s share of any payment and/or rights in case of more than one person in the class), that person’s right to receive any payment and/or exercise any rights with respect to outstanding Awards will lapse and the determination of who will be entitled to receive any payment and/or exercise any rights with respect to outstanding Awards will be determined as if that person predeceased the Participant.

14.	Termination of Employment.
14.1.	Transfers of employment between the Company and an Affiliate, or between Affiliates, will not constitute termination of employment for purposes of any Award.

14.2.	Subject to compliance with applicable law, the Committee may specify whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Award and the Plan.
15.	Change in Control. In the event of a Change in Control after the Effective Date, the Committee may (subject to Section 25), but shall not be obligated to, (a) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (b) cancel Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, and which for Performance Shares and Performance Units may be determined as if the Performance Cycle ended as of the close of the calendar quarter preceding the consummation of the Corporate Transition, with a pro rata portion of the Award payable based upon the number of completed calendar quarters in the Performance Cycle, (c) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, or (d) provide that for a period of at least 30 days prior to the Change in Control, Options or Awards shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Option or Awards shall terminate and be of no further force and effect.

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16.	Qualifying Performance-Based Compensation.
16.1.	General. The Committee may specify that all or a portion of any Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code; provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time such Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued or the amount paid under an Award may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

16.2.	Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified and determined by the Committee: (a) cash flow, (b) earnings per share of the Company, (c) earnings before interest, taxes and amortization, (d) share price performance, (e) return on capital, (f) return on assets or net assets, (g) revenue, (h) net earnings or net income, (i) operating income or net operating income, (j) operating profit or net operating profit, (k) operating margin or profit margin, (l) return on operating revenue, (m) return on invested capital, (n) market segment share, (o) brand recognition/acceptance, (p) customer satisfaction, (q) return on equity or (r) total stockholder return. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-down, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or under provisions under tax laws, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganizations or restructuring programs, and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. Any Qualifying Performance Criteria must be objectively determinable, must be established by the Committee while the outcome for the Performance Cycle is substantially uncertain and while no more than 90 days, or if less, 25 percent of the number of days in the Performance Cycle have passed, and must otherwise meet the requirements of Section 162(m) of the Code.

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17.	Effective Date of the Plan. The Plan was adopted by the Board on August 23, 2006, subject to approval of the shareholders of the Company at the next annual meeting. If this Plan is not approved by the shareholders in accordance with Minnesota Statute Section 302A.437, at the next annual meeting, this Plan shall be void. The Plan shall remain available for the grant of Awards until all shares available for grant have been awarded and all Awards have been settled. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

18.	Right to Terminate Employment. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate employment of the Participant.

19.	Compliance With Laws; Listing and Registration of Shares. All Awards granted under the Plan (and all issuances of Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Award or the issue or purchase of Shares thereunder, such Award may not be exercised in whole or in part, or the restrictions on such Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

20.	Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any re-sales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers.

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21.	Withholding Taxes. The Company or an Affiliate shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or an Affiliate), including all payments under this Plan, or make other arrangements for the collection of (including through the sale of Shares otherwise issuable pursuant to the applicable Award), all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Award or a disqualifying disposition of Common Stock received upon exercise of an Incentive Stock Option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Award. To the extent specified by the Committee, withholding may be satisfied by withholding Stock to be received upon exercise or vesting of an Award or by delivery to the Company of previously owned Stock. In addition, the Company may reasonably delay the issuance or delivery of Shares pursuant to an Award as it determines appropriate to address tax withholding and other administrative matters.

22.	Deferral of Payments. The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Award of Performance Shares or Performance Units. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of additional tax under Section 409A(1)(B) of the Code. Shares that are allocated after the Effective Date in connection with the deferral of an Award under the Director Deferred Compensation Plan (which includes dividend equivalents that are to be allocated under that plan after the Effective Date in connection with deferrals under the 1996 Director Stock Option Plan) or Shares that are allocated after the Effective Date under any other deferred compensation plan allowing for payment in Shares that refers specifically to this Plan, shall be issued under this Plan. Such issuances shall reduce the number of Shares available for Awards under this Plan.

23.	No Liability of Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, Beneficiary or any other person as to: (a) the non-issuance or sale of Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction over the matter, the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; (b) any tax consequence to any Participant, Beneficiary or other person due to the receipt, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Shares issued pursuant to any Award.

24.	Amendment, Modification and Termination of the Plan. The Board or Committee may at any time terminate, suspend or modify the Plan, except that the Board or Committee will not, without authorization of the stockholders of the Company, effect any change (other than through adjustment for changes in capitalization as provided in Section 25) which will:

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(a)	increase the total amount of Stock which may be awarded under the Plan;

(b)	increase the individual maximum limits in Section 4.3;

(c)	change the class of persons eligible to participate in the Plan;

(d)	reduce the exercise price of outstanding Options or Stock Appreciation Rights; or

(e)	otherwise amend the Plan in any manner requiring stockholder approval by law or under listing requirements of any exchange or interdealer quotation system on which the Shares are listed.
No termination, suspension, or modification of the Plan will adversely affect any right acquired by any Participant or any Beneficiary under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant; but, it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 25 does not adversely affect any right.

25.	Adjustment for Changes in Capitalization.
(a)	In the event that the number of Shares shall be increased or decreased through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, then each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 4, shall be appropriately adjusted by the Committee to reflect such increase or decrease, unless the Company provides otherwise under the terms of such transaction. The terms of any outstanding Award shall also be adjusted by the Committee as to price, number of Shares subject to such Award and other terms to reflect the foregoing events.

(b)	In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, whether by reason of a merger, consolidation or otherwise, then the Committee shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan intended to qualify as Incentive Stock Options shall comply with the requirements, provisions and restrictions of the Code.

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(c)	No right to purchase fractional Shares shall result from any adjustment in Awards pursuant to this Section 25. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each Participant, which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.
26.	Transferability. Unless the Award Agreement (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section A.1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms; provided further, that an Incentive Stock Option may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 26 shall be void and unenforceable against the Company.

27.	International Participants. With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

28.	Other Benefit Plans. All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

29.	Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to conflicts of laws, and except as otherwise provided in the pertinent Award agreement, any and all disputes between a Participant and the Company or any Affiliate relating to an Award shall be brought only in a state or federal court of competent jurisdiction sitting in Minneapolis, Minnesota.

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30.	Section 409A. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.

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ANNEX B
AMENDMENT TO BYLAWS OF G&K SERVICES, INC.
(PROPOSAL NUMBER 3)
* * * * *
     4. The holders of ~~one-third~~ a majority of the ~~stock~~voting power of the shares of the Company issued and outstanding and entitled to vote thereat, ~~present~~represented in person or ~~represented~~ by proxy, shall constitute a quorum~~, and the presence of such shareholders shall be requisite at all meetings of the~~ at a meeting of shareholders for the ~~transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws~~purpose of taking any action other than adjourning such meeting. If, however, such ~~number~~majority shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time to such date, time and place as they determine without notice other than announcement at the meeting, until the requisite amount of voting ~~stock~~power shall be present. At such adjourned meeting at which ~~the requisite amount of voting stock~~a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

ANNEX C
G&K SERVICES, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
I.	PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of G&K Services, Inc. (the “Corporation”) in fulfilling its oversight responsibilities by reviewing the integrity of financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:
•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal audit department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board.
The Committee has the authority to obtain services and assistance from outside legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities.

II.	COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), Nasdaq and any other appropriate body), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee should have a working familiarity with basic finance and accounting practices, including being able to read and understand financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. The committee shall use its best efforts to have, as one of its members, an individual who qualifies as an “audit committee financial expert” in compliance with the criteria established by the SEC and other relevant regulations at the time the regulations require disclosure of the existence of an audit committee financial expert. The existence of such an audit committee financial expert, including his or her name and whether or not he or she is independent, or the lack of an audit committee financial expert, shall be disclosed in the Corporation’s periodic filings as required by the SEC.

The members of the Committee and Chair of the Committee shall be elected by the Board at the annual organizational meeting of the Board, and shall serve on the Committee for the following year, or until their successors shall be duly elected and qualified.

III.	MEETINGS

The Committee shall formally meet at least three times annually, or more frequently as circumstances dictate. As required, the Committee should meet with management, the director of internal audit and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee is expected to:
1.	Provide an open avenue of communication between management, the internal audit department, the independent accountant, and the Board of Directors.

2.	Review the Committee’s charter at least annually and recommend to the Board any necessary or desirable amendments as conditions may dictate.

3.	Maintain sole authority and responsibility for hiring and firing the independent accountants. Be directly responsible for the appointment, compensation, and oversight of the independent accountants’ work (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee.

4.	Confirm and assure the independence of the internal audit function and the independent accountant, including considering whether the independent accountant’s performance of permissible non-audit services and the compensation received for such services is compatible with the independent accountant’s independence.

5.	Review and pre-approve the performance of all audit and non-audit accounting services to be performed by the independent accountant (other than with respect to de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002), to the extent such services are permitted under applicable rules and regulation. By action of the Committee, the authority to grant pre-approval may be delegated to one or more designated members of the Committee who are independent members of the Board, with any such pre-approval to be reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in the Corporation’s periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended.

6.	Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

7.	Consider and review with the independent accountant and the director of internal audit:
(a)	The adequacy of the Corporation’s internal controls, including computerized information system controls and security.

(b)	The Corporation’s risk assessment and risk management policies, including the Corporation’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

(c)	Any related significant findings and recommendations of the independent accountant together with management’s responses thereto.
8.	Review the items set forth below with management and the independent accountant at the completion of the annual examination, and recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K:
(a)	The Corporation’s financial statements and related footnotes.

(b)	The independent accountant’s audit of the financial statements and his or her report thereon.

(c)	Any significant changes required in the independent accountant’s audit plan.

(d)	Any serious difficulties or disputes with management encountered during the course of the audit.

(e)	Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.
9.	Consider and review with management and the director of internal audit the results of internal audits completed, including:
(a)	Significant findings during the year and management’s responses thereto.

(b)	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

(c)	Any changes required in the planned scope of their audit plan.

(d)	The internal audit department charter.
10.	As required, review with management and the independent accountant, the interim financial results that are filed with the SEC or other regulators.

11.	Review the Corporation’s critical accounting policies and estimates and alternative treatments of financial information within GAAP discussed between the independent accountants and management.

12.	Review the internal controls report prepared by management for insertion into the annual report and the independent account’s attestation on the assertions of management that are contained in the internal controls report.

13.	Review the establishment of actuarial assumptions and investment objectives, policies and performance criteria for the management of the Corporation’s retirement and benefit plans; review regulatory compliance of the plans, including the annual audit, 5500 filings, and ERISA compliance; review annually the performance of plan asset managers and investments, and communicate with the Compensation Committee regarding plan design as appropriate.

14.	Review annually the adequacy and costs of the Corporation’s insurance risk management program.

15.	Consider and review with management annually the Corporation’s financial risk management activities.

16.	Review and make recommendations to the Board concerning the Corporation’s Dividend Policy and other capital allocation matters on an annual basis.

17.	Ensure there is a process for the confidential, anonymous submission by the Corporation’s employees of concerns regarding questionable accounting and auditing matters.

18.	Ensure procedures are established for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, auditing, and internal accounting controls.

19.	Review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the ethics policies of the Corporation.

20.	Review and approve (with the concurrence of a majority of the disinterested members of the Board) any related party and affiliated party transactions.

21.	Evaluate audit committee effectiveness (i.e. self-assessment), as necessary.

22.	Report Committee actions to the Board with such recommendations, as the Committee may deem appropriate.

23.	The Committee will perform such other functions as required by law, the Corporation’s charter or bylaws, or the Board.
G&K Services Audit Committee Board of Directors Charter
Most Recent Date of Revisions and Approval September 6, 2006

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to G&K Services, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GKSRV1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

G&K SERVICES, INC

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1,2,3 AND 4.
		For	Withhold	For All	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
Vote on Directors		All	All	Except

1.	Proposal to elect three Class II directors for a term of three years.

	Nominees:	☐	☐	☐

Richard L. Marcantonio Paul Baszucki Alice M. Richter

Vote on Proposals		For	Against	Abstain

2.	Proposal to approve the G&K Services, Inc. 2006 Equity Incentive Plan.	☐	☐	☐

3.
Proposal to approve an amendment to our Amended and Restated Bylaws to require a quorum consisting of a majority of the voting power of the issued and outstanding shares and to clarify authority to adjourn meetings when a quorum is not present.
		☐	☐	☐

4.	Proposal to ratify the appointment of Ernst & Young LLP, Independent Registered Public Accounting Firm, as our independent auditors for fiscal 2007.	☐	☐	☐

5.	Upon such other business as may properly come before the meeting or any adjournment thereof.

(Shareholder must sign exactly as the name appears above. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)

				Yes	No

	Yes	No	Please indicate if you would like to keep your vote confidential under the current policy	☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

G&K SERVICES, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
November 16, 2006
          The undersigned, a shareholder of G&K Services, Inc., hereby appoints Richard L. Marcantonio and David F. Fisher, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the annual shareholders’ meeting of G&K Services, Inc. to be held at the Marquette Hotel, 710 Marquette Avenue, Universe Meeting Room, 50th Floor, IDS Building, Minneapolis, Minnesota, 55402, on Thursday, November 16, 2006, at 10:00 a.m. Central Standard Time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present.
          The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
          When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR adoption of the Equity Incentive Plan, FOR the Bylaw amendments and FOR ratification of the appointment of auditors.
(Continued, and TO BE COMPLETED AND SIGNED, on the reverse side)